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April 6, 2023

Dear Fellow Shareholders,

Carter’s is the largest branded marketer of young children’s apparel in North America, with the leading share of a $34 billion apparel market focused on newborn to 10-year old children. Over the past 100 years, we believe Carter’s has provided multiple generations of families with a strong value proposition in our product offerings, including baby apparel, sleepwear, playwear, and related accessories.

We own two of the most highly recognized and trusted brand names in the children’s apparel market, Carter’s and OshKosh B’gosh. We also own Little Planet, our new and innovative product offering comprised of organic fabrics and recycled materials, and Skip Hop, a leading young children’s lifestyle brand.

Since its founding in 1865, Carter’s has built a unique multi-channel and global business model, which includes retail stores, eCommerce, and wholesale distribution capabilities. We believe no other company in the world has our scope of distribution and success in branded children’s apparel.

2022 was another historic year for Carter’s, our third in a row. In 2020, we worked our way through a once-in-a-lifetime global pandemic and retained a higher level of profitability than most companies in our peer group. In 2021, we saw a strong recovery from the pandemic and achieved record profitability, driven by structural changes in our business. Those changes included a reduction of low-margin product choices, closure of less productive stores, and improved inventory management and pricing capabilities. In 2021, Carter’s also benefitted from unprecedented U.S. government stimulus that supported families with young children. In 2022, a 41-year high in inflation drove a surge in gas and food prices, slowed the global economy and demand for our brands.

When the year began, we expected 2022 would be a continuation of the strong post-pandemic recovery that we experienced in 2021, as consumers emerged from COVID isolation, had access to vaccines and began to reconnect with family and friends. The year got off to a good start as we saw high single-digit growth in our comparable U.S. Retail sales through February.

By the spring of 2022, it became clear that inflation was not transitory. U.S. inflation peaked at over 9% in June and continued to weigh on consumers in the balance of the year. Our sales in 2022 declined 8%. We believe it’s fair to say that historic inflation weighed on families with young children by at least 8%.

STRATEGIC PRIORITIES

Prior to the pandemic, Carter’s achieved 31 consecutive years of sales growth. Assuming continued moderation in inflation, improved consumer confidence, and growth in the economy, we are forecasting a return to growth in sales and profitability beginning in 2024.

Our growth strategies are focused on four key priorities:

Lead in eCommerce

Carter’s is the best-selling young children’s apparel brand online in North America. We have unparalleled relationships with leading eCommerce retailers of young children’s apparel, including Amazon, Target, Walmart, Kohl’s, and Macy’s. Together with our wholesale customers, global online retail sales of our brands last year exceeded $1.2 billion.

eCommerce continued to be one of our highest margin businesses in 2022. It contributed 37% of our total U.S. Retail sales. We plan to continue investing in eCommerce and omni-channel capabilities to provide a market-leading and convenient online shopping experience for consumers.

Carter’s is also the largest specialty retail store chain focused on young children’s apparel in North America. Our stores provide convenience for consumers, enabling same-day and curbside pick up of online purchases.

Win in Baby

Carter’s is the best selling brand in the newborn apparel market (ages newborn to 12 months) in the United States, with over five times the market share of the next largest brand. Baby apparel (ages newborn to 24 months) represents over 50% of our total apparel sales. It continued to be our strongest performing product offering last year.

Demographic trends in the United States are favorable. With a peak population of women and men in their late 20s and early 30s, and a nearly 40-year high in weddings last year, the favorable trend in births in recent years may continue in the years ahead. We believe the strength of our brands, product innovation, customer acquisition strategies, and broad market distribution position us well for growth in the baby apparel market.

Age Up

Consumers trust Carter’s for their baby apparel purchases. As their children grow, many parents continue shopping with us and appreciate the strong value our product offerings provide in those early years of life. Carter’s has the leading market share in toddler apparel (ages three and four) and leading share of apparel for five to seven-year-old children. The market for children ages five to 10 years old is larger than the baby and toddler apparel markets combined.

The total addressable apparel market for newborn to 10-year-old children in the United States is over $29 billion. The market is highly fragmented. Over 30% of the market is comprised of brands with less than 1% share. Carter’s share of the market is 70% larger than our nearest competitor.

With the successful extension in the scope and strength of our product offerings, together with our global sourcing and distribution capabilities, we believe we will gain additional share of the young children’s apparel market in the years ahead.

Expand Globally

We have the largest share of the children’s apparel market in Canada, with twice the share of our nearest competitor. In recent years, we have strengthened our leading position in this market by investing in omni-channel capabilities, including same-day and curbside pickup of online purchases, and inventory management and eCommerce capabilities.

In Mexico, we are executing the same strategy that served us well in the United States and Canada by building retail store, eCommerce, and wholesale distribution capabilities. We plan to continue opening co-branded stores with the very best of our Carter’s, OshKosh, and Skip Hop brands and converting our legacy, smaller stores in Mexico to this more productive and profitable model.

Our global distribution capabilities are further strengthened through our relationships with multi-national retailers, including Amazon, Walmart, and Costco and other wholesale partners in over 90 countries.

THE PATH FORWARD

We expect that our growth in the years ahead will be driven by new store openings. Nearly 70% of children’s apparel is purchased in stores. Stores are our highest source of new customer acquisition.

Given our progress with improved price realization, more attractive store opening opportunities in the United States are now available to us. As our competitors downsize given challenges in their businesses, we plan to capture those new market opportunities with what we believe are highly productive specialty stores that provide the best value and experience in young children’s apparel.

We believe our stores enable the success of our eCommerce business. In 2022, 35% of our online transactions were supported by our stores. These are margin accretive transactions and they drive traffic to our stores. In the years ahead, we expect our stores will support a higher percentage of our online transactions. As we grow our physical brand experience, we expect to extend the reach of our brands in new markets and further improve the convenience of shopping in our stores and online.

In the years ahead, we believe our growth in sales will also be driven by our exclusive brands which are sold through some of the most successful retailers in the world - Target, Walmart and Amazon. We believe our exclusive brands are traffic drivers to these retailers and provide product offerings which are complementary to their private label brands.

Last year, our marketing and sales teams worked collaboratively with Target and Walmart to refresh our branding in their stores and on target.com and walmart.com. Every week, over 100 million people shop in Target and Walmart stores. We expect that consumers shopping for young children’s apparel will now see a stronger presentation of our Carter’s brand in those stores in the years ahead.

In international markets, we expect our growth will be driven through new omni-channel capabilities in Canada and Mexico, expansion through our wholesale partner Riachuelo in Brazil, and growth with other wholesale customers.

We expect that our profitability in the years ahead will be driven by a higher mix of omni-channel sales, a better mix of higher margin stores, and a greater concentration of our wholesale business with fewer, stronger and growing retailers. We expect our profitability will also be driven by improved pricing and inventory management capabilities, favorable trends in product costs and ocean freight rates, more effective brand marketing, and continued return of capital through share repurchases.

Over the past 10 years, we distributed nearly $3 billion of excess capital through dividends and share repurchases, which represented over 100% of our free cash flow during that time period. We made good progress with our return of capital initiatives last year, including $300 million in share repurchases. We plan to continue distributing excess capital to our shareholders in the years ahead.

BEST IN CLASS

We believe Carter’s is the best in class in young children’s apparel. Our Carter’s brand is sold in over 20,000 points of distribution globally and on the most successful websites for young children’s apparel.

Carter’s is a market leader. No other company in young children’s apparel has the scope of product offerings, depth of relationships with the winning retailers and a long track record of success, serving the needs of multiple generations of consumers. We believe we have weathered historic market disruptions in recent years better than most, and we are well positioned to benefit from the market recovery in the years ahead.

I want to thank our employees throughout the world who enabled a stronger-than-planned finish to 2022 and for their passion and commitment to our brands and the success of our Company.

On behalf of our employees, board of directors, and leadership team, thank you for your investment in Carter’s.

Sincerely,

Michael D. Casey
Chairman and Chief Executive Officer

3438 Peachtree Road NE

Suite 1800

Atlanta, Georgia 30326

2023 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2023 Annual Meeting of Shareholders of Carter’s, Inc. (the “Annual Meeting”) will be held at 1:00 p.m. Eastern Time on May 17, 2023.

The Annual Meeting will be held in a virtual meeting format via live webcast that will provide shareholders with the ability to participate in the meeting, vote their shares, and ask questions. We believe a virtual Annual Meeting will enable increased shareholder participation from locations around the world, and maintain a lower cost to our shareholders, the Company, and the environment, as compared to an in-person meeting. You will not be able to attend the Annual Meeting physically in person.

The business matters for the Annual Meeting are as follows:

1.	Election of the 11 nominated directors;

2.	Advisory approval of compensation for our named executive officers for 2022 (the “say-on-pay” vote);

3.	An advisory vote on the frequency of holding the say-on-pay vote in the future (the “say-on-frequency” vote);

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2023; and

5.	Any other business that may properly come before the meeting.

Only shareholders of record and beneficial owners of shares of our common stock as of the close of business on March 20, 2023, the record date, may attend and participate virtually in the Annual Meeting, including voting and asking questions.

In order to attend the Annual Meeting virtually, you must register at www.proxydocs.com/CRI. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 17, 2023, shareholders may begin to login to the meeting fifteen minutes prior to the meeting, which will begin promptly at 1:00 p.m., Eastern Time.

Shareholders of record at the close of business on March 20, 2023 are entitled to receive notice of, attend (virtually), and vote at the Annual Meeting. Your vote is very important. Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented, please submit your voting instructions over the internet, by telephone, by completing, signing, dating, and returning your proxy card in the enclosed envelope, or by following the instructions you have received from your broker or other nominee.

The Board of Directors recommends that you vote in accordance with each of its recommendations regarding the proposals listed above as described in the attached proxy statement.

By order of the Board of Directors,

Antonio D. Robinson
Senior Vice President, General Counsel, Secretary, Corporate Social Responsibility & Chief Compliance Officer
Atlanta, Georgia
April 6, 2023

Important notice regarding the availability of proxy materials for the

2023 Annual Meeting of Shareholders of Carter’s, Inc. to be held on May 17, 2023:

The proxy materials and the Annual Report to Shareholders are available at

http://www.carters.com/annuals

1	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

1	Board of Directors

6	Board Leadership Structure

7	Director Independence

7	Board and Committee Evaluations

7	Board Refreshment

8	Retirement Policy

8	Board and Annual Meetings

8	Executive Sessions

8	Board Committees

9	Audit Committee

10	Compensation and Human Capital Committee

11	Nominating and Corporate Governance Committee

11	Consideration of Director Nominees

12	Shareholder Communication with Directors

12	Risk Oversight

13	Corporate Governance Principles and Code of Ethics

14	PROPOSAL NUMBER ONE – ELECTION OF DIRECTORS

15	COMPENSATION OF DIRECTORS

17	EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

19	COMPENSATION DISCUSSION AND ANALYSIS

19	Overview

19	Overview of Executive Compensation Decisions for Fiscal 2022

19	2022 Company Performance Highlights

20	Executive Compensation Highlights for Fiscal 2022

20	Compensation Governance

21	Compensation Philosophy

21	Compensation Structure and Determination

22	Base Salary

22	Annual Cash Incentive Compensation

22	Long-Term Equity Incentive Compensation

23	Role of the Compensation and Human Capital Committee, Independent Consultant and Management

23	Peer Group Analysis and Retail Survey

24	Say-on-Pay Results

24	2022 Total Direct Compensation

24	2022 Base Salary
25	2022 Annual Cash Incentive Compensation
25	2022 Annual Cash Incentive Compensation —Performance Metrics

26	2022 Long-Term Equity Incentive Compensation

27	Stock Ownership Guidelines and Equity Retention Policy

27	401(k) Plan

27	Perquisites and Other Benefits

27	Accounting and Tax Considerations

28	Clawback and Hedging Policies

28	Severance Agreements with NEOs

30	COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

31	FISCAL 2022 SUMMARY COMPENSATION TABLE

33	FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

34	OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

36	OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

36	NONQUALIFIED DEFERRED COMPENSATION

37	Potential Payments Upon Termination or Change of Control

38	PAY RATIO DISCLOSURE

39	Methodology to Identify our Median Employee

40	PAY VERSUS PERFORMANCE DISCLOSURE

44	TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

45	SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

46	DELINQUENT SECTION 16 REPORTS

47	PROPOSAL NUMBER TWO – ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

48	PROPOSAL NUMBER THREE – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

49	AUDIT COMMITTEE REPORT

50	PROPOSAL NUMBER FOUR – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

51	OTHER MATTERS

52	GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

2023 Proxy Statement

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the Company’s plans to distribute excess capital to investors, the Company’s future outlook, financial results and sales growth, operational challenges, liquidity, strategy, financings, and investments. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms. These forward-looking statements are based upon our current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, but not limited to, those discussed in the subsection entitled “Risk Factors” under Part I, Item 1A of the Company’s Annual Report on Form 10-K and the following: the effects of the COVID-19 pandemic and macroeconomic factors, including inflationary pressures; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; pending and threatened lawsuits; a breach of our or our third-party vendor information technology systems; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain, including increased transportation and freight costs; our ability to continue to distribute excess capital to our shareholders; our ability to source sustainable materials; the management and expansion of our business domestically and internationally; our ability to achieve our business strategies, including our goals of leading in eCommerce, growing in the baby apparel market, and capturing more market share in older age groups; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. Actual results, events, and performance may differ significantly from the results discussed in the forward-looking statements. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not have any intention or obligation to update forward-looking statements after the filing of this Proxy Statement.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

Each of our directors stands for election annually and thereafter holds office for a one-year term. We are asking our shareholders to elect 11 proposed nominees set forth below at the Annual Meeting.

Bruce Cleverly is not seeking re-election pursuant to our Retirement Policy. The Company is grateful to Mr. Cleverly for his many years of service to Carter’s.

Previously, we disclosed our plan to focus on Board candidates with diverse backgrounds. Assuming all of the Company’s nominees are elected at the Annual Meeting, four of our 11 directors will be female and two have self-identified as ethnically or racially diverse. Going forward, the Board plans to continue our focus on candidates with diverse backgrounds, including gender, race and ethnicity. Please see “—Retirement Policy” below for additional information regarding planned Board transition and “—Consideration of Director Nominees” for more information on the Nominating and Corporate Governance Committee’s philosophy and commitment to including in each search candidates who reflect diverse backgrounds.

The Board believes that each director and candidate nominated for election has valuable skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company’s business operations. Our directors have extensive experience, both domestically and internationally, in different fields, including apparel and retail, consumer products, brand marketing, human capital management, technology, cyber and data security, global sourcing, sustainability, risk management, finance, accounting, and strategy.

The Board also believes that, as indicated in the following biographies, each director has demonstrated significant leadership in positions such as chief executive officer, chief financial officer, division president, and other senior executive positions. In addition, many of our directors have significant experience in the oversight of public companies due to their service as directors of Carter’s and other companies.

ROCHESTER (ROCK) ANDERSON, JR. Independent Director since 2022 Age: 61 Committee: • Compensation and Human Capital

Rochester (Rock) Anderson, Jr. has over 30 years of human resources and operational experience at various public and private corporations, including more than 15 years of experience leading human resource organizations and more than 15 years of operational experience with public and private corporations and non-profit organizations. Mr. Anderson is currently Group Chief Human Resources Officer, Emory Healthcare, where he joined in September 2022. Previously, from February 2020 to September 2022, Mr. Anderson served as Chief Human Resources Officer of AutoNation, Inc., the nation’s largest automobile dealer with over 21,000 associates, working in over 400 locations across 18 states. Mr. Anderson previously served as Senior Vice President, People Solutions for the Financial Industry Regulatory Authority, from May 2019 to February 2020, and served from 2006 to 2018 in various human resource focused and operational roles at Cox Automotive Inc. including serving as Chief Human Resources Officer and Executive Vice President from 2014 to 2018. Mr. Anderson’s experience focuses on human capital management, career development and training, operational management, and diversity and inclusion.

Director Qualifications:

✓  brings to the Board significant human capital management, organizational improvement, compensation and benefits, and executive management experience

✓  brings valuable insights into workforce dynamics, diversity, equity and inclusion, and executive development

✓  brings substantial operational experience in retail and consumer-focused businesses

2023 Proxy Statement	1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

JEFFREY H. BLACK

Independent

Director Since 2022

Age: 68

Committee:

•  Audit

Other Public Company Directorships:

•  Otis Worldwide Corp. since 2020 (Chair, Audit Committee; Member, Nominations and Governance Committee)

Jeffrey H. Black served as Senior Partner and Vice Chairman of Deloitte LLP from 2002 to 2016 and as Partner-in-Charge of Arthur Andersen LLP’s Metro New York audit practice from 1988 to 2002. Mr. Black has 40 years of experience leading teams serving those firms’ largest and most complex global clients.

Director Qualifications:

✓  brings to the Board significant accounting, financial reporting, and executive leadership experience, as well as valuable insights into risk and crisis management and oversight of publicly-traded, global businesses

✓  brings experience in cyber and information governance oversight and has earned a Computer Emergency Readiness Team (“CERT”) Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University, as well as the National Association of Corporate Directors Master Course in Cybersecurity

HALI BORENSTEIN Independent Director Since 2019 Age: 38 Committee: • Nominating & Corporate Governance

Hali Borenstein is the Chief Executive Officer of Reformation LLC, a women’s lifestyle brand focused on fashion and sustainability, a position she has held since June 2020. From December 2017 until June 2020, Ms. Borenstein was President of Reformation LLC, and from 2014 to 2017, Ms. Borenstein held various merchandising and design roles of increasing responsibility at Reformation LLC. Prior to joining Reformation LLC, Ms. Borenstein was a senior merchandiser at Gymboree Group, Inc., and began her career at Bain & Company.

Director Qualifications:

✓  brings to the Board strategic and leadership experience in a consumer-focused retail apparel business

✓  brings to the Board valuable perspective and insight in eCommerce, brand marketing, sustainability, and retail businesses

✓  brings expertise in apparel marketing and merchandising

LUIS BORGEN

Independent

Director Since 2021

Age: 53

Committees:

•  Audit

•  Compensation and Human Capital

Other Public Company Directorships:

•  Eastern Bankshares, Inc., since 2016

•  Synopsys, Inc. since 2022

Luis Borgen was the Chief Financial Officer of athenahealth, Inc., a healthcare technology company from 2019 to 2022. Prior to that, he was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small and micro businesses, from 2017 to 2019. Prior to that, he served from 2012 to 2017 as Chief Financial Officer for DAVIDsTEA Inc., a specialty tea retailer in the United States and Canada that became publicly-traded in 2015, and from 2010 to 2012 he served as Chief Financial Officer of DaVita Inc. (“DaVita”), a publicly traded healthcare provider. Prior to DaVita, Mr. Borgen spent 13 years at Staples, Inc. culminating in his role as Senior Vice President Finance and Chief Financial Officer for the U.S. Retail division. Mr. Borgen began his career as an officer of the U.S. Air Force.

Director Qualifications:

✓  brings to the Board valuable accounting, financial, and public company reporting experience

✓  brings valuable insights into executive oversight of information and data governance and security

2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

MICHAEL D. CASEY Executive Chairman of the Board since 2009, Director since 2008 Age: 62 Prior Public Company Directorships: • The Fresh Market, Inc. (2015-2016)

Michael D. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP (“PwC”), from 1982 to 1993.

Director Qualifications:

✓  brings to the Board valuable perspective and insight with respect to our business, industry, challenges, and opportunities as a result of his years serving in a variety of senior executive positions at the Company

✓  represents management’s perspectives on important matters to the Board

✓  brings to the Board experience as an independent director of The Fresh Market, Inc. which provided him with additional insight into public company corporate governance matters

JEVIN S. EAGLE Independent Director Since 2010 Age: 56 Committee: • Compensation & Human Capital (Chair)

Jevin S. Eagle has served as Professor of the Practice, Strategy and Innovation, and Executive Director of Social Impact Initiatives for Boston University’s Questrom School of Business since September 2022, and as Executive Director of Boston University Hillel since 2017. Mr. Eagle served as Chief Executive Officer and director of DAVIDsTEA Inc., a specialty tea retailer in the United States and Canada, from April 2012 to April 2014. Mr. Eagle previously held several senior leadership positions at Staples, Inc. from 2002 to 2012, including Executive Vice President, Merchandising and Marketing. Prior to joining Staples, Inc., Mr. Eagle worked for McKinsey & Company, Inc. from 1994 to 2001, ultimately serving as a partner in the firm’s retail practice.

Director Qualifications:

✓  brings to the Board broad experience in a number of areas as the former Chief Executive Officer and director of DAVIDsTEA Inc. and Executive Vice President, Merchandising and Marketing of Staples, Inc., including retail, management, merchandising, strategic planning, and brand marketing

✓  has experience with developing strategies and programs for teaching social impact business education, including matters relating to environmental, social, and governance (“ESG”) through his role as Professor and Executive Director of Social Impact Initiatives for Boston University’s Questrom School of Business

✓  his experience in business strategy and the retail industry provides our Board with critical insights

2023 Proxy Statement	3

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

MARK P. HIPP Independent Director Since 2018 Age: 61 Committees: • Audit • Compensation and Human Capital

Mark P. Hipp has been the co-Chief Executive Officer of H2IDD, an advisory firm focused on public and private mergers and acquisitions since January 2013. From November 2013 until April 2017, Mr. Hipp was the operating partner at Sterling Partners, a private equity firm. Prior to that, he spent over 28 years at Hewlett Packard Enterprise Company, most recently as Vice President & General Manager, HP Software and Global Networking Business Management.

Director Qualifications:

✓  brings to the Board valuable perspective and insight with respect to issues relating to information technology, including cybersecurity and eCommerce, as well as global supply chain and logistics

✓  brings to the Board experience in strategic growth transactions including through investments, strategic relationships, and mergers and acquisitions

WILLIAM J. MONTGORIS

Lead Independent Director

Director Since 2007

Age: 76

Committee:

•  Nominating and Corporate Governance (Chair)

Prior Public Company Directorships:

•  Stage Stores, Inc. (2004-2020, serving as Chair of Board from 2010-2020)

William J. Montgoris retired as Chief Operating Officer of The Bear Stearns Companies, Inc. (“Bear Stearns”) in 1999, a position he held since August 1993, after spending 20 years with the company. While at Bear Stearns, Mr. Montgoris also served as the company’s Chief Financial Officer from April 1987 until October 1996. Mr. Montgoris is a trustee of the Hackensack Meridian School of Medicine and a trustee emeritus of Colby College and St. John’s University.

Director Qualifications:

✓  brings to the Board valuable perspectives and insights with respect to finance and accounting after spending over 20 years in the investment banking industry. His financial expertise provides our Board a deep understanding of financial and audit-related matters

✓  brings valuable insight with respect to the retail industry and the oversight of public companies

4

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

STACEY S. RAUCH

Independent

Director Since 2022

Age: 65

Committees:

•  Audit

•  Nominating and Corporate Governance

Other Public Company Directorships:

•  Heidrick & Struggles International, Inc. since 2019

•  Fiesta Restaurant Group, Inc., since 2012, and Chair of Board since 2017

Prior Public Company Directorships:

•  Ascena Retail Group
(2017 to 2021)

•  CEB, Inc.
(2014 to 2017)

•  Land Securities Group PLC
(2012 to 2021)

•  Ann, Inc.
(2011 to 2015)

Stacey S. Rauch is a Senior Partner Emeritus of McKinsey & Company (“McKinsey”). Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as Head of the North American Retail and Apparel Practice, and as Global Retail Practice Convener. A 24-year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers in the U.S. and internationally. Ms. Rauch was a co-founder of McKinsey’s New Jersey office and was the first woman at McKinsey appointed as an industry practice leader.

Director Qualifications:

✓  brings to the Board strategic leadership expertise and deep experience in international business with a significant focus on the retail, apparel, and consumer goods industries

✓  brings meaningful experience in the oversight of executive compensation, corporate governance, and financial reporting

GRETCHEN W. SCHAR Independent Director Since 2019 Age: 68 Committees: • Audit (Chair) Other Public Company Directorships: • Cincinnati Financial Corp. since 2002

Gretchen W. Schar served as Executive Vice President and Chief Financial and Administrative Officer of Arbonne International LLC, a beauty and nutritional products company, from 2014 until 2018 and from 2008 until 2011 served as Executive Vice President and Chief Financial Officer of philosophy, inc., an international prestige beauty brand. Prior to that, Ms. Schar spent over 30 years at The Procter & Gamble Company in finance and general management roles of increasing responsibility.

Director Qualifications:

✓  brings to the Board broad experience in finance, accounting, auditing and financial reporting, capital management, and investor relations

✓  brings to the Board experience in strategic growth, including mergers and acquisitions

✓  brings to the Board significant public company board oversight experience, including in financial and accounting controls, public company reporting, and engagement with independent public accounting firms

2023 Proxy Statement	5

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

STEPHANIE P. STAHL

Independent

Director Since 2022

Age: 56

Committees:

•  Compensation and Human Capital

•  Nominating and Corporate Governance

Other Public Company Directorships:

•  Dollar Tree, Inc. since 2018

•  Newell Brands, Inc. since 2022

Prior Public Company Directorships:

•  Knoll, Inc., from 2013 to 2021

Stephanie P. Stahl is a former Global Marketing & Strategy Officer of Coach, Inc. She is the Founder of her investment and advisory company Studio Pegasus LLC, which she launched in 2015 to focus on supporting early-stage consumer ventures. Ms. Stahl previously held executive positions at several leading retail and consumer products companies and served as a Partner at The Boston Consulting Group until 2003.

Director Qualifications:

✓  brings to the Board significant experience in the retail/consumer sector including experience developing, executing, and optimizing major change initiatives including fundamental business transformations, mergers and acquisitions, and post-merger integrations

✓  brings to the Board significant experience in marketing, data analytics, digital strategy, sustainability, brand building, and strategy

✓  brings meaningful experience in the oversight of corporate governance, investor engagement, and ESG

BOARD LEADERSHIP STRUCTURE

The Company’s Corporate Governance Principles provide that the positions of Chairman of the Board and Chief Executive Officer may be combined if the non-management directors determine it is in the best interest of the Company. In August 2009, the non-management directors appointed Mr. Casey as Chairman of the Board. The Board believes it is appropriate to continue to combine the positions of Chairman and Chief Executive Officer. Mr. Casey has nearly 30 years of management, finance, and administrative leadership experience at the Company. In addition, Mr. Casey has extensive knowledge of, and experience with, all other aspects of the Company’s business, including with its employees, customers, vendors, and shareholders. Having Mr. Casey serve as both Chairman and Chief Executive Officer helps promote unified leadership and direction for both the Board and management.

In connection with Mr. Casey’s appointment as Chairman, the non-management directors also created the position of Lead Independent Director (“Lead Director”). This position was created to, among other things, ensure that the non-management directors maintain proper oversight of management and Board processes. The responsibilities of the Lead Director include:

•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	calling additional meetings of the independent directors;

•	facilitating discussion and open dialogue among the independent directors during Board meetings, executive sessions and outside of Board meetings;

•	serving as principal liaison between the independent directors and the Chairman, without inhibiting direct communication between them;

•

communicating to the Chairman and management, as appropriate, any decisions reached, and suggestions, views or concerns expressed, by independent directors in executive sessions or outside of Board meetings;

•	providing the Chairman with feedback and counsel concerning the Chairman’s interactions with the Board;

•	working with the Chairman to develop and approve Board meeting agendas and meeting schedules;

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

•	working with the Chairman on the appropriateness (including quality and quantity) and timeliness of information provided to the Board;

•	authorizing the retention of advisors and consultants who report directly to the Board when appropriate;

•	in consultation with the Nominating and Corporate Governance Committee, reviewing and reporting on the results of the Board performance self-evaluations;

•	at least annually, meeting individually with independent directors to discuss Board and committee performance, effectiveness and composition; and

•	if appropriate, and in coordination with management, being available for consultation and direct communication with major shareholders.

Mr. Montgoris was appointed to serve as Lead Director in May 2022.

DIRECTOR INDEPENDENCE

The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Principles require a majority of the Company’s directors to be independent from the Company and the Company’s management. For a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company. The Board considers all relevant information provided by each director regarding any relationships each director may have with the Company or management. As a result of this review, our Board has determined that all of our non-management directors (all directors other than Mr. Casey) are independent and meet the independence requirements under the listing standards of the NYSE, the rules and regulations of the SEC, and the Company’s Corporate Governance Principles.

BOARD AND COMMITTEE EVALUATIONS

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board and committee effectiveness. Through this process, directors provide feedback and assess Board, committee and director performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The Board and the committees may, from time to time, engage outside third parties to help with this process.

In fiscal 2022, under the leadership of the Lead Director and the Chairperson of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversaw the Board’s annual evaluation process, which focused on the Board and each of the committees, as well as individual peer-to-peer assessments. These assessments included individual interviews with each director with feedback given to each director.

BOARD REFRESHMENT

In 2022, as part of an overall strategy of the Board to continually refresh the members of the Board and the overall skills, experience, background, and diversity of the members of the Board, four new candidates were elected to our Board in connection with our 2022 annual meeting – Rochester (Rock) Anderson, Jr., Jeffrey H. Black, Stacey S. Rauch, and Stephanie P. Stahl. In executing on its Board refreshment process, and assuming all of the Company’s nominees are elected at the Annual Meeting, four of our 11 directors will be female and two have self-identified as ethnically or racially diverse, and the average tenure of our directors standing for re-election is approximately 5.5 years (versus approximately 10.1 years for directors who were serving on the Board immediately prior to the 2022 annual meeting). Going forward, the Board plans to continue to focus on candidates with diverse backgrounds, including gender, race and ethnicity.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

RETIREMENT POLICY

In February 2019, the Board adopted an amendment to the Company’s Corporate Governance Principles to include a retirement policy. Under this policy, each independent director’s retirement will be automatic at the annual meeting of shareholders following such director reaching the age of seventy five (75), and no person shall be eligible for nomination or election as an independent director after reaching the age of seventy five (75), subject to the following exceptions:

(a)

Mr. Cleverly will retire at the Annual Meeting to the extent he is still serving at a director at such time. Mr. Montgoris will retire at the annual meeting of shareholders following his seventy-eighth (78th) birthday (in 2025) to the extent he is still serving as a director at such time; and

(b)

The Board may waive this policy with respect to an individual upon the recommendation of the Nominating and Corporate Governance Committee. A waiver may be granted on a case-by-case basis for any reasonable purpose including, but not limited to, the particular skills and experiences the director brings to the Board, the director’s past performance and ability to continue to constructively contribute going forward, and the then-current composition of the Board. The affected director shall not participate in any vote regarding the waiver if he or she is an incumbent director.

The Board determined that the above exceptions were appropriate in order to promote continuity of experience on the Board in the short-term by allowing Mr. Cleverly and Mr. Montgoris to serve beyond their seventy-fifth (75th) birthdays if the Nominating and Corporate Governance Committee and the Board determine it is otherwise appropriate. More broadly, the Nominating and Corporate Governance Committee may use reasonable discretion to allow a director to serve past his or her seventy-fifth (75th) birthday in the future.

BOARD AND ANNUAL MEETINGS

Our Corporate Governance Principles require at least four regularly scheduled Board meetings each year, and each director is expected to attend each meeting. The Board held four regularly scheduled quarterly meetings during fiscal 2022; and held six additional special meetings to discuss Board composition, including director retirements and potential new director candidates, as well as management’s progress against the Company’s annual and long-term plans.

In fiscal 2022, no director participated in less than 75% of the aggregate number of all the Board and applicable committee meetings that they were eligible to attend. Mses. Rauch and Stahl and Messrs. Anderson and Black, all of whom were elected in May 2022, attended all of the Board and their applicable committee meetings which occurred during 2022 after they joined the Board.

Although the Company does not have a policy regarding director attendance at annual meetings of shareholders, all directors are encouraged to attend the Annual Meeting. All of the directors then standing for election attended the Company’s virtual annual meeting of shareholders in fiscal 2022.

EXECUTIVE SESSIONS

Executive sessions of non-management directors are held at least four times a year. Any non-management director can request that additional executive sessions be scheduled. The Lead Director presides at the executive sessions of non-management directors.

BOARD COMMITTEES

Our Board has the following standing committees: Audit, Compensation and Human Capital, and Nominating and Corporate Governance. The charters for each committee are available in the Investor Relations section of our

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

website at ir.carters.com or in print by contacting Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting. The Board may also establish other committees to assist in the discharge of its responsibilities.

The table below identifies, for each director standing for re-election at the Annual Meeting, the committee members and committee chairperson (as indicated by a “C”) for each of the Board’s committees as of the Record Date. The Board, with the guidance of the Nominating and Corporate Governance Committee, expects to evaluate committee compositions after the Annual Meeting and will consider each independent Board member’s experience and skills as part of this evaluation.

Director	Audit	Compensation and Human Capital	Nominating and Corporate Governance

Rochester (Rock) Anderson, Jr.		✓

Jeffrey H. Black	✓

Hali Borenstein			✓

Luis Borgen	✓	✓

Jevin S. Eagle		C

Mark P. Hipp	✓	✓

William J. Montgoris			C

Stacey S. Rauch	✓		✓

Gretchen W. Schar	C

Stephanie P. Stahl		✓	✓

Number of Fiscal 2022 Committee Meetings	8	8	7

AUDIT COMMITTEE

During fiscal 2022, the members of the Audit Committee were Mses. Schar and Rauch (who joined in May 2022), and Messrs. Black (who joined in May 2022), Borgen, and Hipp. Ms. Schar serves as chairperson. During fiscal 2022, the Audit Committee held 8 meetings.

The Audit Committee is responsible for, among other things, oversight of:

•	the quality and integrity of, and risks related to, the consolidated financial statements, including the accounting, auditing, reporting and disclosure practices of the Company;

•	the Company’s internal control over financial reporting;

•	the Company’s audit process with PwC;

•	the Company’s enterprise risk management program;

•	the Company’s related party transaction policy;

•	the independent auditor, including sole responsibility for its selection and retention and oversight of its performance, qualifications and independence;

•	the Company’s cybersecurity programs and policies, including its network security and information security practices;

•	the Company’s compliance with legal and regulatory requirements, except to the extent delegated to other Board committees; and

•	the performance of the Company’s internal audit function.

2023 Proxy Statement	9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Audit Committee operates pursuant to a written charter that addresses the requirements of the NYSE listing standards. The Board has determined that each member of the Audit Committee during fiscal 2022 was, and as currently structured is, independent pursuant to applicable NYSE and SEC rules and meets the financial literacy requirements, each as set forth in the NYSE’s listing standards. The Board has also determined that each of Ms. Schar and Messrs. Black and Borgen is an “audit committee financial expert” as defined under SEC rules.

The Audit Committee Report is included in this proxy statement on page 49.

COMPENSATION AND HUMAN CAPITAL COMMITTEE

During fiscal 2022, the members of the Compensation and Human Capital Committee were Messrs. Anderson (who joined in May 2022), Borgen, Eagle, Hipp, and Ms. Stahl (who joined in May 2022). Mr. Eagle serves as chairperson. During fiscal 2022, the Compensation and Human Capital Committee held eight meetings. In addition to the four regularly scheduled meetings, additional meetings were held to discuss talent management, including succession planning.

The Compensation and Human Capital Committee is responsible for, among other things:

•

establishing the Company’s philosophy, policies, and strategies relative to executive compensation, including the mix of base salary, short-term and long-term incentive compensation, within the context of stated guidelines for compensation relative to peer companies, as determined from time to time by the Compensation and Human Capital Committee;

•	evaluating the performance of the Chief Executive Officer and other executive officers relative to approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other executive officers based upon the evaluation of performance, market benchmarks, and other factors;

•	assisting the Board in developing and evaluating candidates for key executive positions and ensuring succession plans are in place for the Chief Executive Officer and other executive officers;

•	evaluating compensation plans, policies, and programs with respect to executive officers, independent directors, and certain key personnel;

•	monitoring and evaluating benefit programs for the Company’s executive officers and certain key personnel;

•

reviewing and discussing with management, and recommending to the Board for inclusion in the proxy statement, proposals relating to shareholder advisory votes on executive compensation (the “say-on-pay” proposal) and on the frequency of the “say-on-pay” proposal (the “say-on-frequency” proposal); and

•

reviewing and discussing with management the Company’s Compensation Discussion and Analysis (“CD&A”) and producing an annual report on executive compensation for inclusion in the proxy statement, as applicable.

The Compensation and Human Capital Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Compensation and Human Capital Committee during fiscal 2022 was, and as currently structured is, independent as defined under NYSE and SEC rules.

This year’s Compensation and Human Capital Committee Report is included in this proxy statement on page 30.

The CD&A, which begins on page 19, discusses how the Compensation and Human Capital Committee makes compensation-related decisions regarding our Named Executive Officers (“NEOs”).

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Compensation and Human Capital Committee Interlocks and Insider Participation

None of the members of our Compensation and Human Capital Committee serving during fiscal 2022 has been an officer or other employee of the Company. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

During fiscal 2022, the members of the Nominating and Corporate Governance Committee were Mses. Borenstein, Rauch (who joined in May 2022), and Stahl (who joined in May 2022), and Messrs. Cleverly and Montgoris. Mr. Montgoris serves as chairperson. During fiscal 2022, the Nominating and Corporate Governance Committee held seven meetings.

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates qualified to become Board members, including candidates with diverse backgrounds, and reviewing existing members for re-election;

•	recommending directors for appointment to Board committees;

•	developing and recommending to the Board a set of corporate governance principles, and monitoring the Company’s compliance with and effectiveness of such principles;

•	overseeing the Company’s ESG efforts, including its social compliance program; and

•	reviewing the Company’s policies related to political contributions and lobbying.

The Nominating and Corporate Governance Committee operates pursuant to a written charter that addresses the requirements of the NYSE’s listing standards. The Board has determined that each member of the Nominating and Corporate Governance Committee during fiscal 2022 was, and as currently structured is, independent as defined in the NYSE’s listing standards.

CONSIDERATION OF DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee regularly assesses the appropriateness of the size of the Board. In the event that vacancies occur or are anticipated, the Nominating and Corporate Governance Committee will consider prospective nominees that come to its attention through current Board members, search firms, or other sources.

The Board believes that it is appropriate to limit the group of shareholders who can propose nominees due to time constraints on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders who hold more than 1% of our common stock for inclusion as nominees for election to the Board if the names of such persons are submitted to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting. This submission must be made in writing and in accordance with our by-laws, including mailing the submission in a timely manner and maintaining share ownership at the time of the applicable annual meeting, and the submission must include the nominee’s name, address, and qualifications for Board membership.

When evaluating a potential candidate for membership on the Board, including candidates properly submitted by shareholders, the Nominating and Corporate Governance Committee considers each candidate’s skills and experience and assesses the needs of the Board and its committees at that point in time. Consistent with this philosophy, the Nominating and Corporate Governance Committee is committed to including in each search candidates who reflect diverse backgrounds, including diversity of gender, ethnicity and race, and seeks to have Board members with diverse backgrounds, experiences, and points of view. In connection with its assessment of all prospective nominees, the

2023 Proxy Statement	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Nominating and Corporate Governance Committee will determine whether to interview such prospective nominees, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, will interview such prospective nominees in person or by telephone or virtual meeting. Once this evaluation is completed, if warranted, the Nominating and Corporate Governance Committee selects the nominees and recommends to the Board that they be nominated for election by shareholders at the annual meeting.

SHAREHOLDER COMMUNICATION WITH DIRECTORS

A shareholder or other interested party may submit a written communication to the Board, the Lead Director, or other individual non-management directors. The submission must be delivered to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting.

The Board, the Lead Director, or other non-management directors may require the submitting shareholder to furnish such information as may be reasonably required or deemed necessary to sufficiently review and consider the submission of such shareholder.

Each submission will be forwarded, without editing or alteration, to the Board, the Lead Director, or individual non-management directors, as appropriate, at, or prior to, the next scheduled meeting of the Board. The Board or the Lead Director, as appropriate, will determine, in their sole discretion, the method by which such submission will be reviewed and considered.

RISK OVERSIGHT

The Company’s management is responsible for identifying, assessing, managing, and mitigating the Company’s strategic, financial, operational, and compliance risks. The chart below provides an overview of the Board’s and its committees’ risk oversight responsibilities.

Board of Directors

•  The Board is responsible for overseeing risk management at the Company and management’s efforts in these areas.

•  The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees.

Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee

•  Is responsible for overseeing:

•  the processes, procedures, and capabilities of the Company’s enterprise risk management program

•  risks related to the Company’s financial statements, financial reporting, and internal controls

•  risks related to IT and cybersecurity

•  the processes and procedures of the Company’s compliance program related to compliance with legal and regulatory requirements

•  the Company’s related party transaction policy

•  Is responsible for overseeing:

•  risks associated with the Company’s compensation policies and practices with respect to both executive compensation and compensation generally, as well as other human capital-related risks

•  compliance with legal and regulatory requirements as they relate to compensation

•  risks related to reviewing the Company’s compensation policies and practices

•  Is responsible for overseeing:

•  compliance with legal and regulatory requirements as such requirements relate to corporate governance

•  the Company’s ESG efforts, including its social compliance program

•  risks related to the Company’s lobbying and other political activities

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Board and its committees receive updates from senior management on relevant risks and management efforts in these areas at Board and committee meetings at least annually and more frequently, as appropriate.

Information Security Oversight

The Audit Committee provides oversight of the Company’s information security initiatives. Management reports to the Audit Committee on information security matters, generally on a quarterly basis.

Our information security initiatives are led internally by our Senior Vice President & Chief Information Officer, who reports to our Executive Vice President & Chief Financial Officer and include a comprehensive information security training and compliance program. External firms assist the Company in the independent evaluation of its information security processes.

ESG Oversight

We believe a strong management team and governance are essential to demonstrating accountability and driving our desired results when it comes to important ESG matters, including climate change, product quality and safety, workers’ rights, product design and innovation, supply chain management, and employee engagement.

The Nominating and Corporate Governance Committee provides oversight of the Company’s ESG initiatives. Management reports to the Nominating and Corporate Governance Committee on ESG matters on a quarterly basis. Our ESG initiatives are led internally by our Senior Vice President, General Counsel, Secretary, Corporate Social Responsibility & Chief Compliance Officer, who reports directly to our Chairman and Chief Executive Officer. Our Corporate Social Responsibility executive is supported by the Company’s ESG Council, which includes employees from across the Company’s business. The Company’s ESG initiatives are implemented by various departments within the Company.

More information about our ESG efforts can be found at www.carters.com/esg (the contents of which are not incorporated by reference into this proxy statement).

Compensation Program Risk Assessment

As part of its oversight role, the Compensation and Human Capital Committee considers the impact of our compensation program, policies and practices (both at the executive and below-executive levels), on the Company’s overall risk profile. Specifically, the Compensation and Human Capital Committee, with assistance from our CEO, reviews the Company’s compensation policies and practices, discusses and reviews whether the incentive compensation arrangements for the CEO promote appropriate approaches to the taking and management of risk, and, specifically, do not encourage executive officers to take unnecessary and excessive risks. We believe that our pay program provides an effective balance in cash and equity and a mix of short- and longer-term performance periods, and also allows for the Compensation and Human Capital Committee’s to approve payouts. Based on the Compensation and Human Capital Committee’s most recent review, the Compensation and Human Capital Committee determined that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CORPORATE GOVERNANCE PRINCIPLES AND CODE OF ETHICS

The Company is committed to conducting its business with the highest level of integrity and maintaining the highest standards of corporate governance. Our Corporate Governance Principles and Code of Ethics provide the structure within which our Board and management operate the Company. The Company’s Code of Ethics applies to all directors and Company employees, including each of the Company’s executive officers. Our Corporate Governance Principles and Code of Ethics are available in the Investor Relations section of our website at ir.carters.com or in print by contacting Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting.

2023 Proxy Statement	13

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board proposes that the following 11 director nominees be elected to the Board to serve until the next annual meeting in 2024, or until his or her earlier resignation, death, or removal. Each nominee is listed below, along with their age as of the date of the Annual Meeting. For more information about each of the director nominees, including individual biographies. Please see “Board of Directors and Corporate Governance Information—Board of Directors.”

Name	Age

Rochester (Rock) Anderson, Jr.	61

Jeffrey H. Black	69

Hali Borenstein	38

Luis Borgen	53

Michael D. Casey	62

Jevin S. Eagle	56

Mark P. Hipp	61

William J. Montgoris	76

Stacey S. Rauch	65

Gretchen W. Schar	68

Stephanie P. Stahl	56

The Board recommends a vote FOR the election of each of the director nominees listed above.

VOTE REQUIRED

Pursuant to our by-laws and our Corporate Governance Principles, the number of votes properly cast “for” a director nominee must exceed the aggregate number of votes cast “against” that nominee and shares to which the holder “abstains” with respect to that nominee for that nominee to be elected. Abstentions and broker non-votes will be counted towards a quorum, and abstentions will have the practical effect of a vote “against” a director nominee. Broker non-votes are not considered shares entitled to vote in the election of directors.

Any nominee who is an existing director who does not receive a majority of votes cast “for” their election is required to tender his or her resignation for consideration by the Board. The Nominating and Corporate Governance Committee is then required to make a recommendation to the Board as to whether it should accept or reject such resignation. The Board, taking into account such recommendation, will decide whether to accept such resignation. The Board’s decision will be publicly disclosed within ninety (90) days after the results of the election are certified. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his or her resignation. If the resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until such director’s successor is elected and qualified.

14

COMPENSATION OF DIRECTORS

When they are initially appointed to the Board, each of our non-management directors receives a one-time restricted stock grant, equal to the value of the annual retainer, that cliff vests after three years. Thereafter, each of our non-management directors receives an annual cash retainer and an annual stock award, and each of our committee chairpersons and our Lead Director receives an additional annual retainer. Non-management directors also receive fees for each meeting they attend.

For fiscal 2022, each director’s annual retainer was comprised of an $85,000 cash payment and an immediately vested grant of our common stock valued at approximately $155,000. In addition to the annual retainer:

•	our Lead Director received a $40,000 cash retainer;

•

the chairperson of our Audit Committee received a $30,000 cash retainer and the chairpersons of our Compensation and Human Capital and Nominating and Corporate Governance Committees each received $25,000 cash retainers; and

•

each director received meeting fees of $2,500 for each regularly scheduled Board meeting, and $1,000 for each special meeting of the Board and regularly scheduled or special meeting of the standing Board committees.

We also reimburse directors for travel expenses incurred in connection with attending Board and committee meetings and for other expenses incurred while conducting Company business.

Mr. Casey receives no additional compensation for serving on the Board.

The following table provides information concerning the compensation of our non-management directors serving during fiscal 2022.

FISCAL 2022 DIRECTOR COMPENSATION TABLE(a)

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Total ($)

Rochester Anderson, Jr. (d)	$98,500	$310,115	$408,615

Jeffrey H. Black (d)	$98,500	$310,115	$408,615

Hali Borenstein	$109,000	$159,763	$268,763

Luis Borgen	$112,000	$155,057	$267,057

Giuseppina Buonfantino (e)	$8,500	$—	$8,500

A. Bruce Cleverly	$110,000	$155,057	$265,057

Jevin S. Eagle	$140,000	$159,763	$299,763

Mark P. Hipp	$118,000	$155,057	$273,057

William J. Montgoris	$179,000	$155,057	$334,057

David Pulver (e)	$13,500	$—	$13,500

Stacey S. Rauch (d)	$100,500	$310,115	$410,615

Gretchen W. Schar	$116,000	$155,057	$271,057

Stephanie P. Stahl (d)	$100,500	$310,115	$410,615

(a)	As a NEO and management director, Mr. Casey’s compensation information is omitted from this table and presented in the Summary Compensation Table on page 31.
(b)	This column reports the amount of cash compensation earned in fiscal 2022 through annual cash retainers and meeting fees.
(c)

On May 19, 2022, we issued 1,975 fully vested shares of common stock to each non-management director who was a member of the Board on that date with a grant date fair value of $78.51 per share, computed in accordance with FASB ASC Topic 718. Pursuant to elections made by Ms. Borenstein and Mr. Eagle, 60.5134 shares were credited to each of Ms. Borenstein and Mr. Eagle as a result of dividend payments, during fiscal 2022, with respect to dividend equivalent units held by each of Ms. Borenstein and Mr. Eagle, in accordance with and to be settled pursuant to the terms of the Company’s director deferred compensation program.

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COMPENSATION OF DIRECTORS

(d)

Messrs. Anderson and Black and Mses. Rauch and Stahl joined the Board following the 2022 Annual Shareholders Meeting and each received a stock grant upon joining the Board, consisting of 3,950 shares of common stock with a grant date fair value of $78.51 per share. The grant consisted of 1,975 shares of restricted stock that will cliff vest on the third anniversary of the issuance, and 1,975 shares noted in footnote (c) which vested immediately upon grant as part of their annual director compensation.

(e)	Ms. Buonfantino and Mr. Pulver did not stand for election at the 2022 annual meeting.

For complete beneficial ownership information of our common stock for each director, see the information presented below the heading “Securities Ownership of Beneficial Owners, Directors, and Executive Officers” on page 45.

In November 2020, the Board approved a deferred compensation program for non-management directors, under which, beginning in 2021, directors may opt to defer cash retainer payments and stock grants in the form of deferred stock units until the fifth anniversary of the grant date or until the director leaves the Board.

Under the Company’s minimum ownership guidelines, no director may sell Company stock unless he or she owns shares of Company stock with a total market value in excess of five times his or her annual cash retainer, or $425,000, by the end of his or her sixth year of service on the Board. Each of our directors complied with these ownership guidelines in fiscal 2022.

There are no family relationships among any of the directors or our executive officers and none of our non-management directors performed any services for the Company other than services as directors.

16

EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

The following table sets forth the name, age, and position of each of our executive officers as of the Annual Meeting date.

Name	Age	Position

Michael D. Casey	62	Chairman of the Board of Directors & Chief Executive Officer

Brian J. Lynch	60	President & Chief Operating Officer

Julie A. D’Emilio	56	Executive Vice President, Global Sales

Antonio D. Robinson	51	Senior Vice President, General Counsel, Secretary, Corporate Social Responsibility & Chief Compliance Officer

Jeffrey M. Jenkins	45	Executive Vice President, Global Marketing

Kendra D. Krugman	45	Executive Vice President, Retail and Chief Merchandising Officer

Benjamin L. Pivar	56	Senior Vice President & Chief Information Officer

Karen G. Smith	56	Executive Vice President, Supply Chain

Richard F. Westenberger	54	Executive Vice President & Chief Financial Officer

Jill A. Wilson	56	Senior Vice President, Human Resources & Talent Development

Michael D. Casey joined the Company in 1993 as Vice President of Finance. Mr. Casey was named Senior Vice President of Finance in 1997, Senior Vice President and Chief Financial Officer in 1998, Executive Vice President and Chief Financial Officer in 2003, and Chief Executive Officer in 2008. Mr. Casey became a director in 2008 and was named Chairman of the Board of Directors in 2009. Prior to joining the Company, Mr. Casey worked for Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, from 1982 to 1993.

Brian J. Lynch joined the Company in 2005 as Vice President of Merchandising. Mr. Lynch was named Senior Vice President in 2008. In 2009, Mr. Lynch was named Executive Vice President and Brand Leader for Carter’s. In 2012, Mr. Lynch was named President. In 2022, he was named President and Chief Operating Officer. Prior to joining the Company, Mr. Lynch was with The Walt Disney Company from 1995 to 2005 in various merchandising, brand management, and strategy roles in the Disney Parks & Resorts division. Prior to Disney, Mr. Lynch worked for Champion, a division of Hanesbrands Inc., where he held finance, sales management, and marketing positions.

Julie A. D’Emilio joined the Company in 2006 as Vice President of Sales. Ms. D’Emilio was named Senior Vice President of Sales in 2013, and then Executive Vice President, Sales in 2016. In 2020, Ms. D’Emilio was appointed Executive Vice President, Global Sales. Prior to joining the Company, Ms. D’Emilio was with Calvin Klein Jeans, a division of The Warnaco Group, Inc., in various management positions, including Executive Vice President of Juniors’ and Girls, and Vice President of the Women’s Division. Ms. D’Emilio began her career with Liz Claiborne Inc. and also worked for London Fog Industries, Inc. and Jones Apparel Group, a predecessor of The Jones Group, Inc.

Jeffrey M. Jenkins joined the Company in 2019 as Executive Vice President, Global Marketing. From July 2017 to July 2019, Mr. Jenkins was with CKE Restaurants Holdings, Inc., the parent company of the Carl’s Jr. and Hardee’s fast food restaurant brands, serving most recently as Global Chief Digital Officer and previously as Chief Marketing Officer. From June 2015 to July 2017, Mr. Jenkins was with Whole Foods Market, Inc. as Vice President, Digital Marketing & Channel Activation and Vice President, Digital Strategy & Marketing. From 2008 to June 2015, Mr. Jenkins was with Yum! Brands, Inc. in marketing roles of increasing responsibility.

Kendra D. Krugman joined the Company in 2007 as Manager, Merchandising. Ms. Krugman was named Director, Merchandising in 2008, Vice President Sales and Merchandising, Mass Channel in 2012, Senior Vice President Carter’s Brands and Licensing in 2016, Executive Vice President, Merchandising & Design in July 2018, and Executive Vice President, Retail and Chief Merchandising Officer in March 2023. Prior to joining the Company, Ms. Krugman held positions at The Gap, Inc. and French Connection Group PLC.

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EXECUTIVE OFFICERS’ BIOGRAPHICAL INFORMATION AND EXPERIENCE

Benjamin L. Pivar joined the Company in 2015 as Vice President Information Technology (IT) Supply Chain. Mr. Pivar was named Vice President Retail IT in 2017, Vice President & Chief Information Officer in 2018, and Senior Vice President & Chief Information Officer in 2019. Prior to joining the Company, Mr. Pivar spent 12 years at Capgemini, most recently as Senior Vice President, North America Retail Lead.

Antonio D. Robinson joined the Company in 2010 as Vice President, Associate General Counsel. Mr. Robinson was named Vice President, Deputy General Counsel & Chief Compliance Officer in 2019; Senior Vice President, Corporate Social Responsibility in 2020; and Senior Vice President, General Counsel, Secretary, Corporate Social Responsibility & Chief Compliance Officer in 2023. Prior to joining the Company, Mr. Robinson was a shareholder and attorney in private practice in the Atlanta office of Littler Mendelson P.C.

Karen G. Smith joined the Company in 2022 as Executive Vice President, Supply Chain. From 2019 to 2022, Ms. Smith was with Kontoor Brands, inc. (“Kontoor”), serving most recently as Executive Vice President of Supply Chain and previously as Vice President of Global Supply Chain Operations, a role she assumed after Kontoor’s 2019 spinoff from V.F. Corporation. From 2014 to 2019, she was with V.F. Corporation in various management positions, including Vice President, Supply Chain Operations, Americas East. Prior to V.F. Corporation, Ms. Smith worked for Jockey International in supply chain leadership roles of increasing responsibility.

Richard F. Westenberger joined the Company in 2009 as Executive Vice President & Chief Financial Officer. Mr. Westenberger’s responsibilities include management of the Company’s finance, information technology, and enterprise risk management functions. Prior to joining the Company, Mr. Westenberger served as Vice President of Corporate Finance and Treasurer of Hewitt Associates, Inc. from 2006 to 2008. From 1996 to 2006, Mr. Westenberger held various senior financial management positions at Sears Holdings Corporation and its predecessor organization, Sears, Roebuck and Co., including Senior Vice President & Chief Financial Officer of Lands’ End, Inc., Vice President of Corporate Planning & Analysis, and Vice President of Investor Relations. Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc. He began his career at Price Waterhouse LLP, a predecessor firm to PwC, and is a certified public accountant.

Jill A. Wilson joined the Company in 2009 as Vice President of Human Resources. In 2010, Ms. Wilson was promoted to Senior Vice President, Human Resources & Talent Development. Ms. Wilson joined the Company after more than 20 years with The May Company and Macy’s, Inc. While at Macy’s, Ms. Wilson held various human resource positions of increasing responsibility, including Group Vice President of Human Resources. Ms. Wilson has extensive experience in a broad range of human resource disciplines including global talent management, organizational development, learning and development, compensation, benefits, talent acquisition, and merger integration.

18

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

This Compensation Discussion and Analysis, or CD&A, is intended to provide information regarding the Company’s executive compensation program and practices. This CD&A covers a variety of topics, including the Company’s compensation philosophy regarding executive compensation, the role of our Compensation and Human Capital Committee (also referred to in this CD&A as the Committee), in setting the compensation of our executive officers, including our NEOs, and our executive compensation decisions for fiscal 2022.

Our NEOs for fiscal 2022 were:

Michael D. Casey, Chairman & Chief Executive Officer;	Richard F. Westenberger, Executive Vice President & Chief Financial Officer;	Brian J. Lynch, President and Chief Operating Officer;	Kendra D. Krugman, Executive Vice President, Retail and Chief Merchandising Officer;	Patrick Q. Moore, Executive Vice President, North America Retail (former executive officer).

Each of our NEOs was employed by the Company in their respective roles for all of fiscal 2022 except for Mr. Lynch. Mr. Lynch was appointed to the additional role of Chief Operating Officer in February 2022. Ms. Krugman was promoted from Executive Vice President, Merchandising and Design (a role in which she served for all of fiscal 2022) to Executive Vice President, Retail and Chief Merchandising Officer in March 2023. Mr. Moore terminated employment with the Company effective March 17, 2023.

OVERVIEW OF EXECUTIVE COMPENSATION DECISIONS FOR FISCAL 2022

This CD&A presents information regarding the Committee’s consideration of the Company’s performance in 2022 and related compensation decisions.

Decisions with respect to 2022 compensation programs were made early in 2022. In the early months of 2022, business trends were favorable. Management forecasted growth in sales and earnings, building on the strong recovery in consumer demand and record earnings achieved in 2021, following the most disruptive period of the pandemic in 2020.

In the Spring of 2022, rapid inflation began to weigh on Carter’s target consumers (household income ~$75,000) and demand for children’s apparel. By June of 2022, inflation peaked at 9%, a 41-year high, which slowed the U.S. economy and demand for the Company’s product offerings in the balance of the year.

Beginning in the second quarter of 2022, many of the Company’s largest Wholesale customers reduced or cancelled the planned receipt of our product offerings to address slower than expected consumer demand and to reduce their exposure to excess inventories.

Inflation also impacted many of the Company’s costs of operation including product sourcing, labor, transportation, distribution, and marketing.

2022 COMPANY PERFORMANCE HIGHLIGHTS

•

Consolidated net sales decreased $273.7 million, or approximately 8.0% from fiscal 2021, to $3.21 billion, primarily due to macroeconomic factors, including inflationary pressures, driving lower consumer demand and the lapping of government stimulus payments that did not reoccur in fiscal 2022.

•	Average selling prices per unit increased approximately 5% compared to fiscal 2021 due to the strength of our product offerings, improved inventory management, and better price realization.

•

Consolidated gross margin remained strong at 45.8%, down 190 bps from fiscal 2021, due to improved price realization and decreased air freight, which were offset by inflationary pressures on our product and transportation costs.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Selling, general and administrative expenses as a percentage of consolidated net sales remained fairly consistent, increasing approximately 40 bps to 34.6% in fiscal 2022.

•

Consolidated operating income decreased $117.9 million, or approximately 24% from fiscal 2021, to $379.2 million. The decrease in consolidated operating income is primarily due to the factors discussed above and the recognition of a $9.0 million non-cash, pre-tax impairment charge related to the Skip Hop tradename in fiscal 2022.

•	Diluted net income per common share decreased $1.47, or approximately 19% from fiscal 2021, to $6.34, and adjusted diluted net income per common share decreased $0.97, or approximately 12%, to $6.90.

•

As a result of our strong financial position and recovery from the effects of the COVID-19 pandemic, on April 4, 2022, the Company, through its wholly-owned subsidiary, The William Carter Company (“TWCC”), redeemed its $500 million principal amount of senior notes, bearing interest at a rate of 5.5% per annum, and originally maturing on May 15, 2025, which will reduce annual cash interest expense by $27.5 million through May 2025. Additionally, on April 11, 2022, the Company, through TWCC, increased the borrowing capacity of its secured revolving credit facility from $750 million to $850 million (combined U.S. dollar and multicurrency facility borrowings), extended the maturity from September 2023 to April 2027, and reduced the number of financial maintenance covenants from two to one.

•

As a result of our strong financial position and available liquidity, we returned $417.8 million to our shareholders, comprised of $299.7 million in share repurchases and $118.1 million in cash dividends. Compared to fiscal 2021, the return of capital to our shareholders increased approximately 16%.

EXECUTIVE COMPENSATION HIGHLIGHTS FOR FISCAL 2022

The Compensation and Human Capital Committee believes that our executive compensation program is appropriately designed to attract and retain superior executive talent and to drive performance. As described more fully in this CD&A, the Committee took the following actions, among others, with respect to fiscal 2022 compensation for our NEOs:

•	reviewed the peer group used by the Committee as a source of comparative compensation data in fiscal 2022, and determined that the existing group remained appropriate with no necessary adjustments;

•	benchmarked compensation for all executive officers, including the NEOs;

•

approved new equity awards consisting of 50% time-based restricted stock vesting annually over four years and 50% performance-based restricted stock. The 2022 performance-based restricted stock utilizes:

•	two performance metrics, net sales and adjusted earnings per share, as reported to the Company’s shareholders; and

•

a three year performance award which includes three one year performance periods (fiscal years 2022, 2023, and 2024 for 2022 grants). In 2022, the Committee set target net sales and adjusted earnings per share for 2022, as well as the target growth percentages for 2023 and 2024 that are based on actual net sales and adjusted earnings per share for 2022 and 2023, respectively. In the first quarter of 2025, the Committee will determine the number of shares of performance-based stock that are earned under the 2022 performance-based restricted stock awards.

COMPENSATION GOVERNANCE

The Compensation and Human Capital Committee and the Board of Directors have established executive compensation-related policies and procedures, including those discussed below, that they believe are appropriate for the Company and its shareholders in light of the industries in which the Company operates, its business model, and its financial and operational performance.

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COMPENSATION DISCUSSION AND ANALYSIS

What We Do:	What We Do Not Do

✓  Align Pay with Company Performance: A significant portion of our NEOs’ total direct compensation is linked to Company performance in the form of annual incentive compensation and long-term equity compensation tied to performance criteria. We reinstituted a 50%-50% mix of time-based and performance-based restricted stock for 2022 after 2021’s award of only time-based restricted stock as described more fully in our 2022 proxy statement.

✓  Retain an Independent Compensation Consultant: The Committee retains an independent consultant to advise it on executive and director compensation matters and to help analyze comparative compensation data to confirm that the design and pay levels of our compensation program are consistent with market practices.

✓  Utilize Stock Ownership Guidelines: We have minimum stock ownership guidelines for our executive officers to encourage them to maintain a meaningful equity interest in the Company in order to align their interests more closely with those of our shareholders.

✓  Utilize Equity Retention Guidelines: Our equity retention policy for executive officers requires holding periods for time-based restricted stock and time-based stock option grants.

✓  Have Double-Trigger Cash Severance Arrangements in the Event of a Change of Control: Our severance agreements with our NEOs provide for cash severance benefits to be paid if there is a qualifying termination in connection with a change of control.

✗   No Guaranteed Annual Salary Increases or Guaranteed Bonuses

✗   No Re-Pricing of Stock Options

✗   No Hedging, Pledging, or Short Sales of Company Stock

✗   No Special Perquisites Provided to Our NEOs

✗   No Equity Grants Below 100% Fair Market Value

COMPENSATION PHILOSOPHY

COMPENSATION STRUCTURE AND DETERMINATION

Our compensation philosophy is to set our NEOs’ total direct compensation at levels that will attract, motivate, and retain superior executive talent in a highly competitive environment. The Company’s compensation program for our NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of our NEOs’ total direct compensation to Company performance in the form of annual cash incentive compensation and long-term performance stock.

The principal components of the compensation structure for our NEOs are:

•	base salary;

•	annual cash incentive compensation; and

•	long-term equity incentive compensation.

Together, the Company refers to these three components as “total direct compensation.”

General

In setting a total direct compensation target for each NEO, our Compensation and Human Capital Committee considers both the objective and subjective factors set forth below. The Committee also reviews total direct compensation, and its individual components, at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in our peer group and, as needed, a broader retail survey, in order to understand where the compensation it sets falls relative to market practices. These levels are selected because

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COMPENSATION DISCUSSION AND ANALYSIS

the Committee reviews this peer data as a reference point in determining whether the total compensation opportunity is likely to provide sufficient motivation and retention as well as whether it properly reflects the NEO’s role and scope of responsibilities.

In setting compensation of all NEOs, the Committee considered multiple objective and subjective factors, including:

•	the nature and scope of each executive officer’s responsibilities;

•	comparative compensation data for executive officers in similar positions at companies in our peer group and, as needed, a broader retail survey;

•	each executive officer’s experience, performance, and contribution to the Company;

•	the Company’s performance;

•	prior equity awards and potential future earnings from equity awards;

•	retention needs; and

•	any other factors the Committee deems relevant.

BASE SALARY

When setting base salaries for our NEOs, our Compensation and Human Capital Committee considers the objective and subjective factors set forth above and also reviews base salaries at the 25th, 50th, and 75th percentile levels paid to executives in similar positions at the companies in our peer group and a broader retail survey, as appropriate.

ANNUAL CASH INCENTIVE COMPENSATION

The Company makes annual cash incentive compensation (through our Incentive Compensation Plan) a significant component of our NEOs’ targeted total direct compensation in order to motivate our executive officers to meet and exceed the Company’s annual operating plans. For each NEO, our Compensation and Human Capital Committee approves target annual cash incentive compensation as a percentage of such NEO’s base salary. In establishing these annual cash incentive compensation targets, the Committee considers our NEOs’ potential total direct compensation in light of the Company’s compensation philosophy and comparative compensation data.

The Committee has the discretion to reduce or not to award annual cash incentive compensation, even if the Company achieves its financial performance targets, and to take into account personal performance in determining the percentage of each NEO’s annual cash incentive compensation to be paid, if any. For example, the Committee has discretion to reduce future incentive compensation awards based on financial restatements or misconduct. In addition, the Board has adopted a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to reimburse or forfeit a performance-based award or repay performance-based compensation if the Company is required to prepare a financial reporting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct. We intend to adopt a clawback policy responsive to the recently published SEC and stock exchange listing requirements on compensation recovery within the timeframe mandated by those requirements.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Our Equity Incentive Plan allows for various types of equity awards, including stock options, restricted stock (both time and performance-based), restricted stock units, stock appreciation rights, and deferred stock. Awards under our Equity Incentive Plan are granted to recruit, motivate, and retain employees and in connection with promotions or increased responsibility. Approximately 123 employees are eligible for participation in our Equity Incentive Plan. Historically, our Compensation and Human Capital Committee has awarded a combination of time-based stock options, time and performance-based restricted stock, and time-based restricted stock units, although it may choose to use other forms of equity awards in the future.

22

COMPENSATION DISCUSSION AND ANALYSIS

All awards under our Equity Incentive Plan must be approved by the Committee. The Committee determines the type, timing, and amount of equity awards granted to each of our NEOs after considering their previous equity awards, base salary, and target annual cash incentive compensation in light of the Company’s compensation philosophy. The Committee also considers the comparative compensation data in our peer group and, as needed, a broader retail survey, and our desire to retain and motivate our NEOs and to align their goals with the long-term goals of our shareholders.

The Committee’s practice is to approve equity grants at regularly scheduled meetings, but may also make equity grants at special meetings or by unanimous written consent, and could select a date subsequent to a regularly scheduled meeting on which to grant equity awards. The exercise prices of equity awards are set at the closing price of our common stock on the NYSE on the date of grant.

In considering the value of equity awards, we calculate the value of time-based and performance-based restricted stock awards using the closing price of our common stock on the date of grant.

ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE, INDEPENDENT CONSULTANT AND MANAGEMENT

Our Compensation and Human Capital Committee sets the total direct compensation of our NEOs, as well as the financial performance targets for our NEOs’ annual cash incentive compensation and vesting terms for their equity awards, including performance-based awards.

For fiscal 2022, the Committee engaged Meridian Compensation Partners, LLC, an independent compensation consultant (“Meridian”), to advise it on executive and director compensation matters.

Meridian informs the Committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. Among other things, Meridian also:

•	participates in the design of the executive compensation program to help the Committee evaluate the linkage between pay and performance;

•	reviews market data and advises the Committee regarding the compensation of the Company’s executive officers; and

•	reviews and advises the Committee regarding director compensation.

Meridian serves at the discretion of the Committee and regularly attended executive sessions with the Committee at which management was not present. At the direction of the Committee, our Chief Executive Officer worked with Meridian to review comparative compensation data and made recommendations for base salary, annual cash incentive compensation, and long-term equity incentive compensation for our NEOs, other than himself. Compensation for our Chief Executive Officer is set by the Committee, without any involvement by the Chief Executive Officer and reflecting feedback provided by Meridian to the Committee.

The Committee has assessed the independence of Meridian Compensation Partners, LLC pursuant to applicable NYSE and SEC rules and has determined that it is independent, and the work provided by it did not raise a conflict of interest.

PEER GROUP ANALYSIS AND RETAIL SURVEY

To assess the market competitiveness of our NEOs’ compensation, the Compensation and Human Capital Committee and management review data provided by Meridian from two sources: our peer group and, as needed, a broader retail survey.

Our Compensation and Human Capital Committee has established a peer group, which is generally comprised of companies in the retail or wholesale industries which primarily conduct business in apparel or related accessories,

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COMPENSATION DISCUSSION AND ANALYSIS

sell products under multiple brands through retail and outlet stores, and have net sales generally between one-half and two times the Company’s net sales. In setting fiscal 2022 compensation, our peer group was comprised of the following fifteen companies:

Abercrombie & Fitch Co.	Kontoor Brands, Inc.

American Eagle Outfitters, Inc.	Levi Strauss & Co.

The Children’s Place, Inc.	Skechers USA, Inc.

Columbia Sportswear Company	Tapestry, Inc.

G-III Apparel Group, Ltd.	Under Armour, Inc.

Gildan Activewear, Inc.	Urban Outfitters, Inc.

Guess?, Inc.	Williams-Sonoma, Inc.

HanesBrands Inc.

The Committee, with the advice of Meridian, also uses select information from a broader retail survey (that includes apparel and related products retailers or department stores who primarily sell apparel and related products) for executive compensation market assessment in order to supplement compensation data provided by the peer group analysis for roles outside of the Chief Executive Officer, Chief Financial Officer, and President that may not be adequately represented in the data that is available from our peer group.

SAY-ON-PAY RESULTS

At the 2022 Annual Meeting of shareholders, approximately 96% of the votes cast were in favor of the advisory vote to approve executive compensation. While this vote was advisory and not binding, the Compensation and Human Capital Committee carefully considered the result of the say-on-pay vote in the context of our overall compensation philosophy, as well as our compensation policies and decisions. After reflecting on the say-on-pay vote, our Compensation and Human Capital Committee decided that no changes to the compensation philosophy was necessary. At the Annual Meeting, the Company will have an annual advisory vote to approve executive compensation (Proposal Number Two). The Committee plans to continue to consider the results from this year’s and future advisory votes on executive compensation.

2022 TOTAL DIRECT COMPENSATION

During fiscal 2022, our Compensation and Human Capital Committee reviewed compensation data from our peer group and, as needed, a broader retail survey, and compared that data to the compensation of our NEOs. The Committee’s NEO compensation decisions were made in the first quarter of 2022. Those decisions gave consideration to the Company’s record profitability in 2021 and the Company’s recovery from the global pandemic. The Company and its employees overcame significant challenges, including supply chain and transportation disruptions caused by the emergence of new COVID-19 variants. The Committee recognized these efforts and considered them in the approval of the 2022 compensation programs.

The components of total direct compensation are discussed more fully below.

2022 BASE SALARY

In February 2022, the Compensation and Human Capital Committee approved an increase in the base salaries for each of our NEOs, with such increases effective in May 2022. These increases were based on market data, the nature and scope of each NEO’s responsibilities, and each NEO’s performance during fiscal 2021. The base salary for each NEO for fiscal 2022 is set forth below.

	Michael Casey	Richard Westenberger	Brian Lynch	Kendra Krugman	Patrick Moore

Base salary rate—2021 (effective May 2021)	$1,085,000	$655,000	$805,000	$570,000	$600,000

Base salary rate—2022 (effective May 2022)	$1,250,000	$685,000	$845,000	$630,000	$630,000

Percentage Increase	15.2%	4.5%	4.9%	10.5%	5.0%

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COMPENSATION DISCUSSION AND ANALYSIS

The total salary for each NEO in fiscal 2022 is shown in the Summary Compensation Table in the “Salary” column and takes into account the change in each NEO’s salary in May 2022.

2022 ANNUAL CASH INCENTIVE COMPENSATION

In February 2022, our Compensation and Human Capital Committee set the following fiscal 2022 annual cash incentive compensation targets for our NEOs: 150% of base salary for Mr. Casey, 100% for Mr. Lynch, and 75% for Mr. Westenberger, Ms. Krugman, and Mr. Moore based on each NEO’s responsibilities, expected contribution and market data. In accordance with our Incentive Compensation Plan, for fiscal 2022, the Committee established two financial performance metrics to determine the amount, if any, of annual cash incentive compensation to be paid under our Incentive Compensation Plan: net sales (weighted at 40%) and operating income, as adjusted, if applicable, in the same manner as for presentation to the financial markets (weighted at 60%). (Please see additional information in our quarterly and fiscal year earnings releases for how adjusted operating income is determined. Adjusted operating income for fiscal 2022 was used for the purposes of determining our NEOs’ compensation.) The Committee selected net sales and operating income (as it may be adjusted and reported to the financial markets) as performance metrics because it believes these metrics are key measures that are aligned with the interests of our shareholders and provide a means to measure the quality of our earnings. As described below, our NEOs could have earned from 0% to 200% of their target annual cash incentive compensation in fiscal 2022 based upon the Company’s achievement of net sales and operating income (as it may be adjusted) financial performance metrics. The payment grid for the 2022 annual incentive compensation program is set forth below.

2022 ANNUAL CASH INCENTIVE COMPENSATION — PERFORMANCE METRICS

	Net Sales (40%) (in millions)	Adj. Operating Income (60%) (in millions)

25% of Target (Threshold Performance)	$ 3,295	$ 450

100% of Target (Target Performance)	$ 3,595	$ 530

200% of Target (Maximum Performance)	$ 3,670	$ 540

Fiscal 2022 Performance	$ 3,213	$ 388

In February 2023, the Compensation and Human Capital Committee determined that the Company did not achieve its threshold performance targets, which were set at $3,295 million for net sales and $450 million for adjusted operating income, due to the significant impact of historic inflation on consumer spending and lower wholesale and retail customer demand, as well as the effects of supply chain disruptions. As a result, our NEOs were awarded 0% of their annual cash incentive compensation targets for fiscal 2022 under the Company’s annual incentive compensation program.

In January 2023, the Committee considered the impact of historic inflation and management’s efforts throughout the year to address supply chain challenges and decreased consumer and wholesale demand, as well as the improvements achieved in the Company’s supply chain which began in the first half of the year and continued to improve throughout the balance of the year. The Committee also considered the effects of the Company’s structural improvements in response to consumer demand and supply chain challenges and determined that management had responded appropriately to these historic challenges. Considering the Committee’s overall compensation philosophy that, in part, seeks to attract and retain superior executive talent and to drive performance, the Committee determined that it was appropriate to pay a discretionary annual cash incentive compensation payment to our NEOs for fiscal 2022 at 25% of target. These discretionary bonus payments to the NEOs for fiscal 2022 are shown in the Summary Compensation Table in the “Bonus” column and are as follows.

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COMPENSATION DISCUSSION AND ANALYSIS

	Annual Cash Incentive Compensation Targets ($)	Discretionary Bonus Actually Paid at 25% of Target ($)

Michael D. Casey	$1,875,000	$ 468,800

Richard F. Westenberger	$513,750	$ 128,500

Brian J. Lynch	$845,000	$ 211,300

Kendra B. Krugman	$472,500	$ 118,200

Patrick Q. Moore	$472,500	$ 118,200

2022 LONG-TERM EQUITY INCENTIVE COMPENSATION

The discussion below includes information regarding:

•	Long-term equity incentive compensation awarded in fiscal 2022; and

•	Performance-based restricted stock awarded in fiscal 2020, the vesting of which was based on fiscal 2022 performance.

Long-Term Equity Incentive Compensation Awarded in 2022. In February 2022, our Compensation and Human Capital Committee approved a 50%-50% mix of annual time-based restricted stock grants and three year performance-based restricted stock grants for each NEO. These grants represented a return to the Company’s historical practice of awarding a combination of time-based and performance-based restricted stock to the Company’s NEOs.

All of the time-based restricted stock awards granted to our NEOs in fiscal 2022:

•	are subject to the equity retention policy described below;

•	are contingent on the NEO’s continued employment with the Company; and

•	vest in four equal annual installments on the first through fourth anniversaries of each grant date.

Each NEO’s performance-based restricted stock granted in February 2022 is eligible to vest following completion of a three-year performance period through fiscal 2024. The amount vested varies based on the Company’s achievement of certain growth targets set for each of fiscal 2022, fiscal 2023, and fiscal 2024 net sales and earnings per share (as adjusted and reported to the Company’s shareholders) and may range between 0% (assuming failure to achieve threshold performance) and 200%.

In considering the value of equity awards, the Company calculates the value of time-based and performance-based restricted stock awards using the closing price of our common stock on the date of grant.

The following table details the number of time-based restricted shares and performance-based restricted shares underlying the grants to each of our NEOs for fiscal 2022. A more detailed description of such grants can be seen below in the table “Fiscal 2022 Grants of Plan-Based Awards” and its footnotes.

	Michael Casey	Richard Westenberger	Brian Lynch	Kendra Krugman	Patrick Moore

Time-Based Restricted Stock	35,668	6,860	10,976	5,492	5,492

Performance-Based Restricted Stock	35,668	6,860	10,976	5,492	5,492

Certifying Performance Under February 2020 Performance-Based Restricted Stock: In February 2023, the Committee also certified that the threshold performance for net sales and operating income (as adjusted for items judged to be infrequent or unusual in nature) were not met under the performance-based restricted stock granted in February 2020. As a result, no shares vested under the performance-based restricted stock awarded to the NEOs in February 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP GUIDELINES AND EQUITY RETENTION POLICY

Our Compensation and Human Capital Committee regularly reviews the equity ownership of our NEOs compared to the Company’s minimum ownership guidelines. Under the Company’s minimum ownership guidelines, no NEO may sell shares of Company stock (other than to cover the tax obligations resulting from the vesting of Company restricted stock or from exercising vested stock options) until they own shares of Company stock with a total market value in excess of a specified multiple of his or her base salary and continue to maintain such level of ownership after such sale. For fiscal 2022 (similar to the multiples for 2021), the ownership multiples for our NEOs were as follows:

Multiple of Base Salary

Chief Executive Officer	7x

President	4x

Executive Vice Presidents	3x

Our equity retention policy for NEOs requires that any time-based restricted stock granted to a NEO be held for four years following the date of grant before those shares may be sold, except for any withholding to cover tax obligations resulting from the vesting of such shares. The policy also requires that shares underlying time-based options granted be held for at least one year from the date of vesting. During fiscal 2022, each of our NEOs was in compliance with his or her applicable minimum ownership requirement.

401(K) PLAN

The Company’s 401(k) matching program provides Company matching of employee contributions, including contributions by NEOs, at the discretion of the Company, based on the Company’s performance. In January 2023, the Compensation and Human Capital Committee approved that employee contributions made to the Company’s 401(k) plan in fiscal 2022 would be matched by the Company 100% up to 4% of the employee’s eligible compensation for all eligible employees, up to the maximum amount permitted by the Internal Revenue Service. This matching contribution was approved by the Compensation and Human Capital Committee following its consideration of the Company’s employees’ efforts in delivering financial and operating performance during a time of significant inflationary pressures which resulted in decreased demand for, and increased cost of, the Company’s products which are sold through its wholesale customers’ and its own retail stores and eCommerce sites; as well as the Company’s response to historic supply chain disruptions in production and transportation of the Company’s products.

PERQUISITES AND OTHER BENEFITS

Our NEOs do not receive any perquisites or other benefits on an annual basis that are not otherwise available to all employees. The cost of providing these benefits and perquisites to the NEOs is included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the footnotes to such table.

ACCOUNTING AND TAX CONSIDERATIONS

Accounting, tax, and related financial implications to the Company and our NEOs are considered during the analysis of our compensation and benefits program and individual elements of each. Overall, the Compensation and Human Capital Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders. In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized over the vesting period in our consolidated statements of operations for stock options and restricted stock (both time and performance-based).

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COMPENSATION DISCUSSION AND ANALYSIS

CLAWBACK AND HEDGING POLICIES

The Board has a policy for the recovery of cash and equity performance-based compensation from executives (these are generally referred to as “recoupment” or “clawback” policies). The policy provides that the Board may require an executive to reimburse or forfeit a performance-based award or repay performance-based compensation if the Company is required to prepare a financial reporting restatement as a result of misconduct, if such executive knowingly caused or failed to prevent such misconduct.

Further, hedging and pledging of Company stock by any Board member or employee of the Company, including our NEOs, is prohibited under the Company’s policies to ensure that the interests of the holders of Company stock are fully aligned with those of shareholders in general. During fiscal 2022, none of our NEOs entered into a hedging arrangement or pledged any shares of Company stock.

We intend to adopt a clawback policy responsive to the recently published SEC and proposed stock exchange listing requirements on compensation recovery within the timeframe mandated by those requirements.

SEVERANCE AGREEMENTS WITH NEOS

Each of our NEOs has a severance agreement with the Company. In the event that an NEO is terminated by the Company for “cause,” retires, becomes disabled, or dies, the executive or his or her estate will be provided the executive’s base salary and medical and other benefits through the termination of his or her employment.

If an NEO is terminated without “cause,” or an NEO terminates their employment for “good reason” (with “cause” and “good reason” defined in each executive’s respective severance agreement and summarized below) the Company will be obligated to pay such executive’s base salary for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the cases of Mr. Westenberger, Ms. Krugman, and Mr. Moore. In each case, base salary will be paid in bi-weekly installments. The Company is also obligated to pay each NEO a pro-rated annual cash incentive compensation amount that would have been earned by each such executive if he or she had been employed at the end of the year in which his or her employment was terminated. The determination of whether annual cash incentive compensation is payable to the NEO will not take into account any individual performance goals and shall be based solely on the extent to which Company performance goals have been met. Additionally, the Company is obligated to pay the Company’s contribution to the medical, dental, and life insurance benefits for 24 months in the case of Mr. Casey, for 18 months in the case of Mr. Lynch, and for 12 months in the case of Mr. Westenberger, Ms. Krugman, and Mr. Moore. The payment of severance is contingent on the NEO (a) executing an effective release of claims, and (b) complying with post-termination obligations including confidentiality, noncompetition, and non-solicitation covenants.

In the event that, within two years following a “change of control” (with “change of control” defined in each executive’s severance agreement) the Company terminates the NEO’s employment, other than for “cause” or such executive terminates his or her employment for “good reason,” the Company shall pay such NEO’s base salary, and the Company’s contribution to the medical, dental, and life insurance benefits, for 36 months in the case of Mr. Casey, 30 months in the case of Mr. Lynch, and 24 months in the case of Mr. Westenberger, Ms. Krugman, and Mr. Moore. In the event of a “change of control” of the Company, all unvested stock options and all unvested shares of restricted stock held by the NEO will fully vest.

Severance payments made to the NEOs are subject to the requirements of Section 409A of the Code.

Under the severance agreements with each of our NEOs, “cause” is generally deemed to exist when such NEO has: (a) been convicted of a felony or entered a plea of guilty or no contest to a felony; (b) committed fraud or other act involving dishonesty for personal gain which is materially injurious to the Company; (c) materially breached his obligations of confidentiality, intellectual property assignment, non-competition, non-solicitation, or non-disparagement against the Company after a cure period, provided such breach by its nature was curable; (d) willfully engaged in gross misconduct which is injurious to the Company; or (e) after a cure period, willfully refused to substantially perform his or her duties or is grossly negligent in performance of such duties.

28

COMPENSATION DISCUSSION AND ANALYSIS

Under the agreements with our NEOs, “good reason” is generally deemed to exist when there is: (a) a material reduction in the executive’s title, duties, or responsibilities; (b) a material change in the geographic location at which the executive must perform services; or (c) a material breach of the executive’s agreement by the Company.

See “Potential Payments Upon Termination or Change of Control” below for a discussion and presentation of amounts our NEOs may be entitled to in the event of their termination, including following a change in control.

2023 Proxy Statement	29

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee of the Board has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation and Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation and Human Capital Committee

Mr. Jevin S. Eagle, Chairperson
Mr. Rochester (Rock) Anderson, Jr.
Mr. Luis Borgen
Mr. Mark P. Hipp
Ms. Stephanie P. Stahl

30

FISCAL 2022 SUMMARY COMPENSATION TABLE*

The table below provides information concerning the compensation of our NEOs.

In the “Salary” column, we disclose the base salary paid to each of our NEOs during fiscal 2022, 2021, and 2020.

In the “Bonus” column, we disclose the discretionary bonus that was awarded based on Fiscal 2022 performance in light of the challenges faced by the Company due to inflation’s impact on customers, supply chain disruptions, and the COVID-19 pandemic.

In the “Stock Awards” column, we disclose the total fair value of the grants made in fiscal 2022, 2021, and 2020, without a reduction for assumed forfeitures, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For restricted stock, the fair value is calculated using the closing price on the NYSE of our stock on the date of grant.

In the “Non-Equity Incentive Plan Compensation” column, we disclose the dollar value of all compensation earned in fiscal 2022, 2021, and 2020 pursuant to the Company’s Amended and Restated Incentive Compensation Plan, including all annual cash incentive compensation.

In the “All Other Compensation” column, we disclose the dollar value of all other compensation that could not properly be reported in other columns of the Fiscal 2022 Summary Compensation Table, including perquisites, amounts reimbursed for the payment of taxes, and other payments paid by the Company for the benefit of our NEOs.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (d)	Total ($)

Michael D. Casey Chairman of the Board of Directors and Chief Executive Officer	2022	$1,192,885	$468,800	$6,500,136	$—	$444,933	$8,606,754
	2021	$1,072,885	$—	$6,500,323	$3,255,000	$228,177	$11,056,385
	2020	$868,269	$328,200	$6,000,392	$—	$100,257	$7,297,118

Richard F. Westenberger Executive Vice President & Chief Financial Officer	2022	$674,615	$128,500	$1,250,166	$—	$125,585	$2,178,867
	2021	$648,077	$—	$2,200,242	$982,500	$82,885	$3,913,703
	2020	$600,635	$119,100	$1,100,852	$—	$27,259	$1,847,845

Brian J. Lynch	2022	$831,154	$211,300	$2,000,266	$—	$165,949	$3,208,669

President & Chief Operating Officer	2021	$796,346	$—	$2,600,286	$1,610,000	$93,356	$5,099,989

	2020	$737,519	$195,000	$1,300,364	$—	$31,959	$2,264,842

Kendra B. Krugman Executive Vice President, North America Retail	2022	$609,231	$118,200	$1,000,862	$—	$97,229	$1,825,522
	2021	$563,077	$—	$1,575,467	$855,000	$58,381	$3,051,926
	2020	$503,096	$103,200	$575,586	$—	$19,770	$1,201,652

Patrick Q. Moore Executive Vice President, North America Retail	2022	$619,615	$118,200	$1,000,862	$—	$105,182	$1,843,860
	2021	$591,346	$—	$1,575,467	$900,000	$72,721	$3,139,535
	2020	$564,327	$107,900	$575,586	$—	$25,928	$1,273,741

(a)	Base salary for each NEO was based on a 371-day fiscal year for fiscal 2020, and a 364-day fiscal year for fiscal 2022 and 2021.
(b)

Reflects the discretionary bonus that was awarded in fiscal 2021 and 2023 based on fiscal 2020 and 2022 performance, respectively in light of the challenges faced by the Company due to the COVID-19 pandemic, inflationary impact on consumers, and responses to other challenges in the Company’s business including supply chain disruptions.

(c)	The amounts disclosed in this column represent the total grant date fair value for the following grants computed in accordance with FASB ASC Topic 718:

•

As set forth in the table below, a portion of the time-based restricted stock awards made in 2021 vest in four equal, annual installments beginning one year from the date of the grant and a portion cliff vest on the third anniversary of the date of grant.

•	The time-based restricted stock granted in 2022 and 2020 vest in four equal, annual installments beginning one year from the date of the grant.

•

Vesting of the performance-based restricted stock granted in fiscal 2022 is contingent upon meeting specific performance targets for each of the three fiscal years 2022, 2023, and 2024, individually, and vest, as and to the extent performance criteria are met, in 2025 following completion of fiscal 2024.

*	Amounts in rows may not foot across due to rounding.

2023 Proxy Statement	31

FISCAL 2022 SUMMARY COMPENSATION TABLE

Name	Grant Date	Time-Based Restricted Shares – 4 Year Vest	Time-Based Restricted Shares – 3 Year Cliff Vest	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/16/2022	35,668		35,668	$91.12
	2/10/2021	66,296	—	—	$98.05
	2/12/2020	27,188		27,188	$110.35

Richard F. Westenberger	2/16/2022	6,860		6,860	$91.12
	2/10/2021	11,220	11,220	—	$98.05
	2/12/2020	4,988		4,988	$110.35

Brian J. Lynch	2/16/2022	10,976		10,976	$91.12
	2/10/2021	13,260	13,260	—	$98.05
	2/12/2020	5,892		5,892	$110.35

Kendra B. Krugman	2/16/2022	5,492		5,492	$91.12
	2/10/2021	5,868	10,200	—	$98.05
	2/12/2020	2,608		2,608	$110.35

Patrick Q. Moore	2/16/2022	5,492		5,492	$91.12
	2/10/2021	5,868	10,200	—	$98.05
	2/12/2020	2,608		2,608	$110.35

(d)	The amounts shown as “All Other Compensation” for fiscal 2022 consist of the following:

Name	401 (k) Company Match	Dividends Paid on Unvested Restricted Stock	Other (i)	Total

Michael D. Casey	$12,200	$427,167	$5,566	$444,933

Richard F. Westenberger	$12,200	$110,925	$2,460	$125,585

Brian J. Lynch	$12,200	$148,953	$4,796	$165,949

Kendra B. Krugman	$12,200	$83,094	$1,935	$97,229

Patrick Q. Moore	$12,200	$90,633	$2,349	$105,182

(i)

These amounts include imputed income from health and life insurance contributions, imputed income from bring-your-own technology to work programs, and benefits from healthcare programs, each of which are available to all employees.

32

FISCAL 2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of plan-based awards made to an NEO in fiscal 2022. This includes incentive compensation awards granted under our Incentive Compensation Plan and restricted stock awards granted under our Equity Incentive Plan. The threshold, target, and maximum columns reflect the range of estimated payouts under these plans for fiscal 2022. The last column reports the aggregate grant date fair value of all awards made in fiscal 2022 as if they were fully vested on the grant date, computed in accordance with FASB ASC Topic 718.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Name Awards
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael D. Casey	Cash Incentive Compensation	—	$468,750	$1,875,000	$3,750,000	—	—	—	—
	Shares (b)	2/16/2022	—	—	—	—	35,668	35,668	$3,250,068
	Shares (c)	2/16/2022	—	—	—	8,917	35,668	71,336	$3,250,068

Richard F. Westenberger	Cash Incentive Compensation	—	$128,438	$513,750	$1,027,500	—	—	—	—
	Shares (b)	2/16/2022	—	—	—	—	6,860	6,860	$625,083
	Shares (c)	2/16/2022	—	—	—	1,715	6,860	13,720	$625,083

Brian J. Lynch	Cash Incentive Compensation	—	$211,250	$845,000	$1,690,000	—	—	—	—
	Shares (b)	2/16/2022	—	—	—	—	10,976	10,976	$1,000,133
	Shares (c)	2/16/2022	—	—	—	2,744	10,976	21,952	$1,000,133

Kendra B. Krugman	Cash Incentive Compensation	—	$118,125	$472,500	$945,000	—	—	—	—
	Shares (b)	2/16/2022	—	—	—	—	5,492	5,492	$500,431
	Shares (c)	2/16/2022	—	—	—	1,373	5,492	10,984	$500,431

Patrick Q. Moore	Cash Incentive Compensation	—	$118,125	$472,500	$945,000	—	—	—	—
	Shares (b)	2/16/2022	—	—	—	—	5,492	5,492	$500,431
	Shares (c)	2/16/2022	—	—	—	1,373	5,492	10,984	$500,431

(a)

The amounts shown under the “Threshold” column represent 25% of the target cash incentive compensation, assuming threshold-level performance is achieved under the financial performance measures. The amounts shown under the “Target” column represent 100% of the target cash incentive compensation, assuming target-level performance is achieved under the financial performance measures. The amounts shown under the “Maximum” column represent 200% of the target cash incentive compensation, assuming maximum-level performance is achieved under the financial performance measures. The Company did not meet the “Threshold” financial performance metrics for 2022.

(b)

Shares of time-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. These restricted shares vest ratably in four equal, annual installments beginning one year from the date of the grant.

(c)

Shares of performance-based restricted stock were granted pursuant to the Company’s Equity Incentive Plan. The amounts shown under the “Threshold” column represent 25% of the target grant award, assuming threshold-level performance is achieved under the performance vesting criteria in each of the fiscal years 2022, 2023, and 2024. The amounts shown under the “Target” column represent 100% of the target grant award, assuming target-level performance is achieved under the performance vesting criteria in each of the fiscal years 2022, 2023, and 2024. The amounts shown under the “Maximum” column represent 200% of the target grant award, assuming maximum-level performance is achieved under the performance vesting criteria under the performance vesting criteria in each of the fiscal years 2022, 2023, and 2024. Additional shares above Target performance, if any, will be issued following completion of the performance period and determination by the Compensation and Human Capital Committee that the additional shares above Target were earned. Shares above Target have not been issued and do not carry voting rights or rights to receive dividends. The dollar amounts under the “Grant Date Fair Value of Stock and Option Awards” are calculated based on the number of awards reported under the “Target” column.

2023 Proxy Statement	33

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

The following table provides information regarding unexercised stock options, stock that has not yet vested, and equity incentive plan awards for each NEO outstanding as of the end of fiscal 2022. Each outstanding award is represented by a separate row that indicates the number of securities underlying the award.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b)

Michael D. Casey	49,268	—	—	$120.25	2/21/2028
	69,000	—	—	$83.84	2/14/2027
	44,500	—	—	$90.66	2/16/2026
	28,000	—	—	$82.40	2/18/2025
	30,000	—	—	$68.49	2/18/2024
						142,389	$10,623,643

Richard F. Westenberger	5,048	—	—	$120.25	2/21/2028
	7,000	—	—	$83.84	2/14/2027
	5,220	—	—	$90.66	2/16/2026
	3,400	—	—	$82.40	2/18/2025
	3,800	—	—	$68.49	2/18/2024
						36,975	$2,758,705

Brian J. Lynch	9,844	—	—	$120.25	2/21/2028
	13,920	—	—	$83.84	2/14/2027
	10,400	—	—	$90.66	2/16/2026
	7,000	—	—	$82.40	2/18/2025
	7,500	—	—	$68.49	2/18/2024
						49,651	$3,704,461

Kendra B. Krugman	1,508	—	—	$120.25	2/21/2028
	1,508	—	—	$120.25	2/21/2028
	2,068	—	—	$83.84	2/14/2027
	1,404	—	—	$83.84	2/14/2027
	2,260	—	—	$98.98	8/17/2026
	960	—	—	$90.66	2/16/2026
	960	—	—	$90.66	2/16/2026
	2,360	—	—	$86.88	11/11/2025
	1,200	—	—	$82.40	2/18/2025
	400	—	—	$82.40	2/18/2025
	1,400	—	—	$68.49	2/18/2024
	600	—	—	$68.49	2/18/2024
						27,698	$2,066,548

Patrick Q. Moore	5,048	—	—	$120.25	2/21/2028
	14,900	—	—	$85.71	8/16/2027
						29,134	$2,173,688

[See next page for footnotes to table]

34

OUTSTANDING EQUITY AWARDS AT FISCAL 2022 YEAR-END

(a)	Equity Incentive Plan awards relate to the following grants:

•

As set forth in the table below, a portion of the time-based restricted stock awards made in 2021 vest in four equal, annual installments beginning one year from the date of the grant and a portion cliff vest on the third anniversary of the date of grant.

•	The time-based restricted stock awards made in 2022 and 2020 vest in four equal, annual installments beginning one year from the date of the grant.

Name	Grant Date	Time-Based Restricted Shares – 4 Year Vest #	Time-Based Restricted Shares – 3 Year Cliff Vest #	Performance- Based Restricted Shares	Grant Date Fair Value per Share

Michael D. Casey	2/16/2022	35,668	—	35,668	$91.12

	2/10/2021	66,296		—	$98.05

	2/12/2020	27,188		—	$110.35

	2/13/2019	30,948			$88.87

Richard F. Westenberger	2/16/2022	6,860		6,860	$91.12

	2/10/2021	11,220	11,220	—	$98.05

	2/12/2020	4,988		—	$110.35

	2/13/2019	4,504			$88.87

Brian J. Lynch	2/16/2022	10,976		10,976	$91.12

	2/10/2021	13,260	13,260	—	$98.05

	2/12/2020	5,892		—	$110.35

	2/13/2019	6,192			$88.87

Kendra B. Krugman	2/16/2022	5,492		5,492	$91.12

	2/10/2021	5,868	10,200	—	$98.05

	2/12/2020	2,608		—	$110.35

	2/13/2019	3,236			$88.87

Patrick Q. Moore	2/16/2022	5,492		5,492	$91.12

	2/10/2021	5,868	10,200	—	$98.05

	2/12/2020	2,608		—	$110.35

	11/20/2019	5,744		—	$100.15

	2/13/2019	3,236			$88.87

(b)	Amount based on the closing market price per share of the Company’s common stock as traded on the NYSE on December 30, 2022, the last trading day of fiscal 2022 of $74.61.

2023 Proxy Statement	35

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

The following table provides information concerning our NEOs’ exercises of stock options and vesting of restricted stock during fiscal 2022. The table reports, on an aggregate basis, the number of securities acquired upon exercise of stock options, the dollar value realized upon exercise of stock options, the number of shares of restricted stock that have vested, and the dollar value realized upon the vesting of restricted stock.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)

Michael D. Casey	50,000	$787,995	57,178	$5,409,023

Richard F. Westenberger	—	—	9,890	$929,300

Brian J. Lynch	4,500	$59,933	11,552	$1,092,578

Kendra B. Krugman	2,000	$50,090	5,617	$531,804

Patrick Q. Moore	—	—	7,085	$642,149

(a)

Aggregate dollar amount was calculated by multiplying the number of shares acquired by the difference between the market price of the underlying securities at the time of exercise and the exercise price of the stock options.

(b)	Aggregate dollar amount was calculated by multiplying the number of shares acquired on vesting by the closing market price of the Company’s common stock as traded on the NYSE on the date of vesting.

NONQUALIFIED DEFERRED COMPENSATION

Eligible employees, including our NEOs, may elect annually to defer a portion of their base salary and annual cash incentive compensation under The William Carter Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 90% of their cash bonus. At the option of the participant, these amounts may be deferred to a specific date at least two years from the last day of the year in which deferrals are credited into the participant’s account. Interest on deferred amounts is credited to the participant’s account based upon the earnings and losses of one or more of the investments selected by the participant from the various investment alternatives available under the Deferred Compensation Plan.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or in substantially equal annual installments over a period of up to five years for “Specified Date” accounts or up to ten years for “Retirement” accounts. If a participant who is an employee of the Company separates from service prior to the elected commencement date for distributions and has not attained age 62, or age 55 and completed ten years of service, then the deferred amounts will be distributed as a lump sum, regardless of the method of distribution originally elected by the participant. If the participant in question has attained age 62, or age 55 with ten years of service and has previously elected to do so on a timely basis, then the participant may receive the amounts in substantially equal annual installments over a period of up to ten years. There is a six-month delay in the commencement of distributions for all participants, if triggered by the participant’s termination or retirement. Changes to deferral elections with respect to previously deferred amounts are permitted only under the limited terms and conditions specified in the Code and early withdrawals from deferred accounts are permitted only in extreme cases, such as unforeseen financial hardship resulting from an illness or accident of the participant that is demonstrated to the Company’s Retirement Committee.

36

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

Name	Employee Contributions in 2022 (a)	Company Contributions in 2022	Aggregate Earnings in 2022 (b)	Aggregate Withdrawals or Distributions	Aggregate Balance at End of 2022 (c)

Michael D. Casey	$—	$—	$—	$—	$—

Richard F. Westenberger	$27,108	$—	$(39,847)	$—	$256,689

Brian J. Lynch	$825,151	$—	$(258,451)	$—	$2,193,484

Kendra B. Krugman	$—	$—	$—	$—	$—

Patrick Q. Moore	$—	$—	$—	$—	$—

(a)	All of the amounts reported in this column for Messrs. Westenberger and Lynch are also included within the amount reported for that officer in the Summary Compensation Table.
(b)

None of the amounts reported in this column are reported in the All Other Compensation column of the Summary Compensation Table because the Company does not pay guaranteed or preferential earnings on deferred compensation.

(c)

Amounts reported in this column for each NEO include amounts previously reported in the Company’s Summary Compensation Table in previous years when earned if that NEO’s compensation was required to be disclosed in a previous year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination

As described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements and maintain certain plans that may require us in the future to make certain payments and provide certain benefits in the event of a termination of employment.

For purposes of the table below, a hypothetical termination without “cause” or for “good reason” is assumed to have occurred as of December 31, 2022, the last day of fiscal 2022. The table below indicates the payment and provision of other benefits that would be owed to each of our NEOs as the result of such a termination. There can be no assurance that a termination of employment of any of our NEOs would produce the same or similar results as those set forth below on any other date. The terms “without cause” and “good reason” are defined in the agreements with our executives and summarized above under the heading “Severance Agreements with NEOs.”

	Michael Casey	Richard Westenberger	Brian Lynch	Kendra Krugman	Patrick Moore

Base Salary	$2,500,000	$685,000	$1,267,500	$630,000	$630,000

Cash Incentive Compensation (a)	468,800	128,500	211,300	118,200	118,200

Health and Other Benefits	26,676	13,342	11,979	567	13,342

Total	$2,995,476	$826,842	$1,490,779	$748,767	$761,542

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2022 described in more detail under the heading “Annual Cash Incentive Compensation” above.
(b)	Reflects amount owed to Mr. Moore pursuant to his separation agreement in connection with his involuntary termination without cause effective March 17, 2023, as further described below.

As previously disclosed, effective March 17, 2023, Patrick Q. Moore was separated from the Company, with such separation treated as an involuntary termination without cause consistent with his existing severance agreement with the Company. In the event Mr. Moore enters into a separation agreement, Mr. Moore will receive $630,000 payable as set forth in his severance agreement, as well as a pro-rated annual cash incentive plan payment, for the 2023 fiscal year, in the event any such payment is made, and health and other benefits if he elects the continuation of such benefits. The Company and Mr. Moore expect to enter into a separation agreement that will include, among other things, confirmation of the benefits being paid and post-termination obligations under his existing severance agreement as well as a customary release of claims. As permitted by SEC rules, amounts in the tables reflect termination payments to be received under his separation agreement in connection with his involuntary termination without cause.

2023 Proxy Statement	37

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

Change of Control and Termination Following a Change of Control

In the event of a change of control, as that term is defined under the Company’s Equity Incentive Plan and individual awards, all unvested stock options and all unvested shares of restricted stock will fully vest, and all unvested shares of performance stock will vest at their respective “target” amounts. In addition, as described in more detail above under the heading “Severance Agreements with NEOs,” we have entered into certain agreements that may require us to make certain payments and provide certain benefits to our NEOs in the event of their termination in relation to a change of control (with “change of control” defined in each executive’s severance agreement).

For purposes of the table below, we have assumed that all unvested stock options, and all unvested shares of restricted stock and performance stock, have fully vested immediately prior to a change of control on December 31, 2022, the last day of fiscal 2022, and that a termination without “cause” occurred immediately following a change of control on December 31, 2022. The estimated benefit amount for unvested options was calculated by multiplying the number of in-the-money unvested options held by the applicable NEO by the difference between the closing price of our common stock on December 30, 2022 (which was the last trading day before the end of fiscal 2022), as reported by the NYSE, which was $74.61, and the exercise price of the option. The estimated benefit amount of unvested restricted stock was calculated by multiplying the number of restricted shares held by the applicable NEO by the closing price of our common stock on December 30, 2022 (which was the last trading day before the end of fiscal 2022), as reported by the NYSE, which was $74.61.

There can be no assurance that a change of control would produce the same or similar results as those set forth below on any other date or at any other price. These amounts do not include vested stock options, vested shares of restricted stock, or vested shares of performance stock. For a list of earned vested stock options, see the “Outstanding Equity Awards at Fiscal 2022 Year-End” table beginning on page 34.

	Michael Casey	Richard Westenberger	Brian Lynch	Kendra Krugman	Patrick Moore

Base Salary	$3,750,000	$1,370,000	$2,112,500	$1,260,000	—

Cash Incentive Compensation (a)	468,800	128,500	211,300	118,200	—

Health and Other Benefits	40,014	26,685	19,966	1,134	—

Stock Value	10,623,643	2,758,705	3,704,461	2,066,548	—

Total	$14,882,457	$4,283,890	$6,048,227	$3,445,882	—

(a)	Cash incentive compensation calculations are based on cash incentive compensation targets achieved in fiscal 2022 described in more detail under the heading “Annual Cash Incentive Compensation” above.

PAY RATIO DISCLOSURE

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s (the “Median Employee”) annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Casey.

We selected a new Median Employee in fiscal 2022 due to last year’s median employee’s transition to a temporary position with significantly reduced hours within the Company.

Our Median Employee is a part-time employee at one of our U.S. retail store locations whose annual total compensation for fiscal 2022 (as calculated pursuant to Item 402(c)(2)(x) of Regulation S-K) was $8,745. The annual total compensation for fiscal 2022 for our PEO was $8,606,754. The resulting ratio of our PEO’s pay to the pay of our Median Employee for fiscal 2022 was 984:1.

38

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2022

METHODOLOGY TO IDENTIFY OUR MEDIAN EMPLOYEE

In order to identify our Median Employee, we began with a list of all of our employees, world-wide, who were employed by Carter’s or one of its wholly-owned subsidiaries on October 3, 2022. Of these employees, approximately 28% were full-time employees, 47% were part-time employees, and 25% were seasonal or temporary employees. Approximately 77% of our employees were employed in our retail stores in North America, and approximately 84% of those retail employees were part-time.

We then calculated each employee’s compensation for 2022. When making this calculation, we:

•	consistently used each employee’s total salary for the 2022 calendar year as stated on the gross compensation line on their Form W-2 (or international equivalent);

•	annualized salaries for those full-time and part-time employees that were not employed for the full calendar year of 2022 (but we did not annualize seasonal or temporary employee data);

•	excluded benefits, such as health care contributions; and

•	for compensation paid in currencies other than U.S. dollars, applied an exchange rate into U.S. dollars that was based on rates published by xe.com on October 3, 2022.

2023 Proxy Statement	39

PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Act and Ite
m 40
2(v) of
Regulation
S-K,
the table summarizing executive compensation paid versus financial performance measures for our three most recently completed fiscal years is set forth below:

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 investment based on:		Net Income ( dollars in thousands) (5)	Adjusted Operating Income ( dollars in thousands) (6)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$ 8,606,754	$ 4,760,564	$2,264,230	$1,619,056	$72.36	$ 67.87	$250,038	$388,171

2021	11,056,385	13,931,119	3,801,288	4,249,437	94.49	103.90	339,748	500,764

2020	7,297,118	(185,504)	1,648,590	579,698	86.62	92.36	109,717	279,764

(1)
The dollar amounts reported in the column “Compensation Actually Paid to PEO” (column (c)) represent the amount of Compensation Actually Paid (“CAP”) to Michael Casey, our Chief Executive Officer (“CEO”), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. To calculate CAP to the CEO, for each of the years shown, the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:

PEO SCT Total to CAP Reconciliation
Year	SCT Total	Deductions from SCT Total (i)	Equity Award Adjustments (ii)	CAP

2022	$8,606,754	$(6,500,136)	$2,653,946	$4,760,564

2021	11,056,385	(6,500,323)	9,375,057	13,931,119

2020	7,297,118	(6,000,392)	(1,482,230)	(185,504)

(i)	Represents the grant date fair value of equity-based awards granted each year, as shown in the Stock Awards column of the Summary Compensation Table.
(ii)
Reflects the value of equity-based awards calculated in accordance with the SEC methodology for determining CAP for each year shown under generally accepted accounting principles. The fair value of our performance-based restricted stock is calculated based on the probable outcome of the performance conditions determined as of the last day of the fiscal year and our closing stock price on such day. The determination of equity award adjustments to SCT total compensation is detailed in the supplemental table below.

PEO Equity Component of CAP
Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$4,923,201	$(1,890,720)	—	$(378,534)	—	—	$2,653,947
2021	6,710,481	2,626,294	—	38,282	—	—	9,375,057
2020	2,557,575	(3,438,221)	—	(601,584)	—	—	(1,482,230)

(2)
The dollar amounts reported in the column “Average Compensation Actually Paid to
Non-PEO
NEOs” (column (e)) represent the average amount of CAP to the non-CEO
named executive officers
(“Non-CEO
NEOs”) as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the
Non-CEO
NEOs during the applicable year. The
Non-CEO
NEOs reflected in columns (d) and (e) consist of the following individuals for each of the years shown: 2022—Richard Westenberger, Brian Lynch, Patrick Moore, and Kendra Krugman; 2021—Richard Westenberger, Brian Lynch, Patrick Moore, and Peter Smith; 2020—Richard Westenberger, Brian Lynch, Patrick Moore, and Peter Smith. To calculate CAP to our
Non-CEO
NEOs for each of the years shown, the following amounts were deducted from and added to SCT total compensation.

40

PAY VERSUS PERFORMANCE DISCLOSURE

Average Non-PEO NEOs SCT Total to CAP Reconciliation*
Year	SCT Total	Deductions from SCT Total (i)	Equity Award Adjustments (ii)	CAP

2022	$2,264,230	$(1,313,039)	$667,866	$1,619,056

2021	3,801,288	(1,987,866)	2,436,014	4,249,437

2020	1,648,590	(887,992)	(180,899)	579,698

*	Amounts in rows may not foot across due to rounding.

(i)	Represents the grant date fair value of equity-based awards granted each year, as shown in the Stock Awards column of the Summary Compensation Table.
(ii)
Reflects the value of equity-based awards calculated in accordance with the SEC methodology for determining CAP for each year shown under generally accepted accounting principles. The fair value of our performance-based restricted stock is calculated based on the probable outcome of the performance conditions determined as of the last day of the fiscal year and our closing stock price on such day. The determination of equity award adjustments to SCT total compensation is detailed in the supplemental table below
.

		Average Non-PEO NEOs Equity Component of CAP
Year	Fair Value of Equity Awards Granted in the Year and Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years and Outstanding and Unvested as of Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that were Forfeited in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2022	$994,495	$(272,340)	—	$(54,289)	—	—	$667,866

2021	2,052,134	372,284	—	11,596	—	—	2,436,014

2020	378,538	(487,886)	—	(71,551)	—	—	(180,899)

(3)
The amounts in the column “Total Shareholder Return” (column (f)) are calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming reinvestment of all dividends, if any, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)
Represents the weighted peer group Total Shareholder Return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the S&P Composite 1500 Apparel, Accessories & Luxury Goods.

(5)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(6)
Management defines and calculates Adjusted Operating Income as Operating Income as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items. Adjusted Operating Income is a non-GAAP
measure. A reconciliation of Operating Income to Adjusted Operating Income for fiscal years 2022 and 2021 can be found in our Form
10-K
filed with the SEC on February 24, 2023. A reconciliation of Operating Income to Adjusted Operating Income for fiscal year 2020 can be found in our fiscal 2020 and fourth quarter 2021 earnings release, filed as Exhibit 99.1 to our Current Report on Form
8-K
filed with the SEC on February 25, 2022.

2023 Proxy Statement	41

PAY VERSUS PERFORMANCE DISCLOSURE

P
AY
V
ERSUS
P
ERFORMANCE
L
IST
OF
I
MPORTANT
F
INANCIAL
M
EASURES
The list below consists of our most important performance measures used to link “Compensation Actually Paid” to our NEOs for our performance, over the fiscal year ending December 31, 2022. These measures are used to determine annual incentive payouts and are also key metrics under our performance-based restricted stock awards. The performance measures included in this list are not ranked by relative importance:

•	Net Sales

•	Adjusted Operating Income

•	Adjusted Diluted EPS
Net Sales is calculated in accordance with generally accepted accounting principles. As noted above, management defines and calculates Adjusted Operating Income as Operating Income as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items, and management defines Adjusted Diluted EPS as Diluted EPS as calculated under generally accepted accounting principles, excluding infrequent or extraordinary items.
P
AY
V
ERSUS
P
ERFORMANCE
D
ESCRIPTIVE
D
ISCLOSURE
Actual compensation paid ultimately depends on 1) the
ability
to meet the specific company targets (net sales, adjusted operating income, and adjusted diluted EPS) and/or the progress in meeting the specific company targets and 2) the performance of the Company’s stock price.
The following graph summarizes the relationship between Total Shareholder Return (“TSR”) and executive compensation actually paid to the CEO and the
Non-CEO
NEOs and the relationship between TSR and the TSR of the Company’s peer group over the last three completed years:

42

PAY VERSUS PERFORMANCE DISCLOSURE

The following graph summarizes the relationship between the
adjusted
operating income and net income performance measures included in the table and the executive compensation actually paid to the CEO and the
Non-CEO
NEOs over the last three completed years:

2023 Proxy Statement	43

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

The Company has a written policy that requires all transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, promulgated under the Exchange Act, to be reviewed by our Chief Financial Officer and General Counsel (or their designees) with our Audit Committee and approved by our Audit Committee. There were no such transactions during fiscal 2022.

The Company considers the following to be related parties: any director or executive officer of the Company; any nominee for election as a director; any security holder who is known to the Company to own more than five percent of any class of the Company’s voting securities; and any member of the immediate family of any of the parties listed above including such party’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

44

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Carter’s common stock owned by each of the following parties as of the record date of March 20, 2023, or as of such other date as indicated: (a) each person known by Carter’s to own beneficially more than five percent of the outstanding common stock; (b) our NEOs; (c) each director; and (d) all directors and executive officers as a group. Unless otherwise indicated below, the holder’s address is 3438 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326.

Name of Beneficial Owner	Shares	Percent

BlackRock, Inc. (1)	3,582,505	9.5%

The Vanguard Group, Inc. (2)	3,490,500	9.2%

JPMorgan Chase & Co. (3)	3,038,485	8.0%

Shapiro Capital Management (4)	2,634,268	7.0%

Mackenzie Financial Corporation (5)	2,287,686	6.0%

Michael D. Casey (6)	670,638	1.8%

Brian J. Lynch (6)	158,564	0.4%

Richard F. Westenberger (6)	129,927	0.3%

Kendra D. Krugman (6)	63,775	0.2%

Patrick Q. Moore (6)	31,334	0.1%

Rochester Anderson, Jr. (7)	3,950	0.0%

Jeffrey H. Black (7)	3,950	0.0%

Hali Borenstein	7,704	0.0%

Luis Borgen (7)	4,318	0.0%

A. Bruce Cleverly	13,123	0.0%

Jevin S. Eagle	13,426	0.0%

Mark P. Hipp	9,706	0.0%

William J. Montgoris	40,525	0.1%

Stacey S. Rauch (7)	3,950	0.0%

Gretchen W. Schar	8,388	0.0%

Stephanie P. Stahl (7)	3,950	0.0%

All directors, including nominees, and current executive officers as a group (21 persons) (6)	1,341,209	3.5%

*	Indicates less than 1% of our common stock.

(1)

This information is based on Schedule 13G, filed with the SEC on January 24, 2023. BlackRock, Inc. has sole voting power covering 3,490,012 shares and sole dispositive power covering 3,582,505 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(2)

This information is based on Schedule 13G/A, filed with the SEC on February 9, 2023. The Vanguard Group, Inc. has sole dispositive power covering 3,438,231 shares of our common stock. The Vanguard Group, Inc. has shared voting power covering 13,363 shares of our common stock and shared dispositive power covering 52,269 shares of our common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

This information is based on Schedule 13G/A, filed with the SEC on January 18, 2023. JPMorgan Chase & Co. has sole voting power covering 2,941,682 shares and sole dispositive power covering 3,038,216 shares of our common stock. JPMorgan Chase & Co. does not have shared voting power covering any shares of our common stock and has shared dispositive power covering 26 shares of our common stock. The address for JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(4)

This information is based on Schedule 13G, filed with the SEC on February 14, 2023. Shapiro Capital Management has sole voting power covering 2,504,503 shares, sole dispositive power covering 2,634,268 shares of our common stock, and shared voting power covering 129,765 shares of our common stock and does not have an shared dispositive power as to any shares of our common stock. The address for Shapiro Capital Management is 3060 Peachtree Road, N.W., Suite 1555, Atlanta, Georgia 30305.

(5)

This information is based on Schedule 13G/A, filed with the SEC on January 27, 2023. Mackenzie Financial Corporation has sole voting power covering 2,287,686 shares and sole dispositive power covering 2,287,686 shares of common stock. The address for Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario, Canada M5V 3K1.

2023 Proxy Statement	45

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

(6)

This amount includes the (a) number of shares subject to exercisable stock options, including stock options that will become exercisable during the 60 days after March 20, 2023, and (b) shares of unvested restricted stock and unvested performance stock. See the detail for each NEO and all current executive officers as a group below.

Name	Owned & Vested Common Stock	Exercisable Stock Options	Restricted Common Stock	Unvested Performance Stock

Michael D. Casey	259,738	220,768	110,580	79,552

Richard F. Westenberger	54,441	24,468	33,690	17,328

Brian J. Lynch	35,569	48,664	46,475	27,856

Patrick Q. Moore	11,386	19,948	—	—

Kendra D. Krugman	12,942	16,628	23,309	10,896

All current executive officers as a group	400,605	348,601	299,544	179,468

(7)

Mr. Borgen (who holds 1,562 shares of restricted stock), and each of Messrs. Anderson and Black and Mses. Rauch and Stahl (who each hold 1,975 shares of restricted stock) are the only independent directors who hold restricted stock.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company with respect to fiscal 2022, the Company believes that all forms were filed in a timely manner during fiscal 2022 except for a late Form 3 and Form 4 filing for Karen Smith when she was appointed as an executive officer of the Company in June 2022.

46

PROPOSAL NUMBER TWO

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis section of this proxy statement beginning on page 19 describes the Company’s executive compensation program and the compensation decisions that the Compensation and Human Capital Committee and Board of Directors made in fiscal 2022 with respect to the compensation of the Company’s NEOs.

The Company is committed to achieving long-term, sustainable growth and increasing shareholder value. The Company’s compensation program for its NEOs is designed to support these objectives and encourage strong financial performance on an annual and long-term basis by linking a significant portion of the NEOs’ total direct compensation to Company performance in the form of incentive compensation.

The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal is commonly referred to as the “say-on-pay” vote and is required pursuant to Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when determining future compensation arrangements for our NEOs.

The Board recommends a vote FOR the approval of compensation of the Company’s NEOs as disclosed in this proxy statement.

VOTE REQUIRED

Because this Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation and Human Capital Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

2023 Proxy Statement	47

PROPOSAL NUMBER THREE

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In Proposal Number Two above, the Board is asking shareholders to cast an advisory vote for the compensation disclosed in this proxy statement that the Company paid in fiscal 2022 to its NEOs. This advisory vote is referred to as a “say-on-pay” vote. In this Proposal Number Three, the Board is asking the shareholders to cast a non-binding, advisory vote on how frequently the Company should have a “say-on-pay” vote in the future. Shareholders will be able to mark the enclosed proxy card or voting instruction form on whether to hold the “say-on-pay” vote every one, two, or three years. Alternatively, shareholders may indicate that they are abstaining from voting.

The Company believes that say-on-pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program.

This vote, like the “say-on-pay” vote itself, is not binding on the Board. However, the Compensation and Human Capital Committee and the Board value the views of our shareholders and intend to consider the outcome of the vote when evaluating the frequency with which the “say-on-pay” vote would be taken by the shareholders in the future.

The Board of Directors recommends that shareholders take an advisory vote on executive compensation EVERY YEAR.

VOTE REQUIRED

Because this Proposal Number Three asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation and Human Capital Committee will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any impact on this advisory vote.

48

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s accounting, auditing, and financial reporting process on behalf of the Board. The Audit Committee’s charter is available in the investor relations section of our website at ir.carters.com. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and PwC the audited consolidated financial statements for the fiscal year ended December 31, 2022 and PwC’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with PwC the matters that are required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements for the fiscal year ended December 31, 2022 be included in our Annual Report on Form 10-K for fiscal 2022 for filing with the SEC.

Submitted by the Audit Committee

Ms. Gretchen W. Schar, Chairperson
Mr. Jeffrey H. Black
Mr. Luis Borgen
Mr. Mark P. Hipp
Ms. Stacey S. Rauch

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

2023 Proxy Statement	49

PROPOSAL NUMBER FOUR

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PwC to serve as the Company’s independent registered public accounting firm for fiscal 2023. The Board is submitting the appointment of PwC as the Company’s independent registered public accounting firm for shareholder ratification and recommends that shareholders ratify this appointment. The Board recommends that shareholders ratify this appointment at the Annual Meeting. Shareholder ratification of the appointment of PwC is not required by law or otherwise. The Board is submitting this matter to shareholders for ratification because the Board believes it to be a good corporate governance practice. If the shareholders do not ratify the appointment, the Audit Committee may reconsider whether or not to retain PwC. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if, in its discretion, it determines that such a change would be in the Company’s best interest and that of the Company’s shareholders. A representative of PwC is expected to virtually attend the Annual Meeting, and he or she will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information regarding the Company’s relationship with PwC, please refer to the Audit Committee Report above.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. The Audit Committee has pre-approved the use, as needed, of PwC for specific types of services that fall within categories of non-audit services, including various tax services. The Audit Committee receives regular updates as to the fees associated with the services that are subject to pre-approval. Services that do not fall within a pre-approved category require specific consideration and pre-approval by the Audit Committee. All services rendered by PwC in the table below were pre-approved by the Audit Committee.

The aggregate fees that the Company incurred for professional services rendered by PwC for fiscal years 2022 and 2021 were as follows:

	2022	2021
Audit Fees	$2,279,700	$1,986,500
Audit-Related Fees	92,000	—
Tax Fees	7,000	10,000
All Other Fees	4,500	4,500
Total Fees	$2,383,200	$2,001,000

•

Audit Fees for fiscal years 2022 and 2021 were for professional services rendered for the integrated audit of the consolidated financial statements and internal control over financial reporting of the Company, other auditing procedures related to the extinguishment of debt and intangible asset impairment testing, review of other significant transactions, and related out-of-pocket expenses.

•	Audit-Related Fees for fiscal year 2022 were for professional services to provide an assessment of certain elements of the implementation of new software. There were no audit-related fees for 2021.

•	Tax Fees for fiscal years 2022 and 2021 were for assistance with transfer pricing matters.

•	All Other Fees for fiscal years 2022 and 2021 consisted of software license fees.

The Board recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2023.

VOTE REQUIRED

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

50

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting, other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

*    *    *

The following performance graph and return to shareholders information shown below are provided pursuant to Item 201(e) of Regulation S-K promulgated under the Exchange Act. The graph and information are not deemed to be “filed” under the Exchange Act or otherwise subject to liabilities thereunder, nor are they to be deemed to be incorporated by reference in any filing under the Securities Act or Exchange Act unless we specifically incorporate them by reference.

*$100 invested on 12/31/17 in stock or index, including reinvestment of dividends.

Fiscal year ending December 31.

Copyright© 2023 Standard & Poor’s, a division of S&P Global. All rights reserved

2023 Proxy Statement	51

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT?

The Board of Directors (the “Board”) of Carter’s, Inc. (“we,” “us,” “our,” “Carter’s,” or the “Company”) is soliciting proxies for our virtual 2023 Annual Meeting of Shareholders on May 17, 2023 at 1:00 p.m. Eastern Time (the “Annual Meeting”). This proxy statement and accompanying proxy card are being mailed on or about April 6, 2023 to shareholders of record as of March 20, 2023, the record date (the “Record Date”) for the Annual Meeting.

You are receiving this proxy statement because you owned shares of Carter’s common stock on the Record Date and are therefore entitled to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether or not you attend the Annual Meeting. This proxy statement provides information on the matters on which the Board would like you to vote so that you can make an informed decision.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

The purpose of the Annual Meeting is to address the following business matters:

1.	Election of the 11 nominated directors (see page 14);

2.	Advisory approval of the compensation for our named executive officers for 2022 (“NEOs”) (the “say-on-pay” vote) (see page 47);

3.	Advisory approval of the frequency of holding the say-on-pay vote in the future (the “say-on-frequency” vote) (see page 48);

4.	Ratification of the appointment of PwC as the Company’s independent registered public accounting firm for fiscal 2023 (see page 50); and

5.	All other business that may properly come before the meeting.

WHO IS ASKING FOR MY VOTE?

The Company is soliciting your proxy on behalf of the Board. The Company is paying for the costs of this solicitation and proxy statement.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders of record, or their duly appointed proxies, may attend the virtual Annual Meeting. Beneficial holders who hold shares “in street name” may also be admitted to the virtual Annual Meeting, provided they obtain the appropriate control number from their broker or other nominee in order to access the virtual meeting. As of the Record Date, there were 37,865,937 shares of common stock issued and outstanding.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/CRI. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and the ability to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, May 17, 2023, shareholders may begin to login to the virtual Annual Meeting fifteen minutes prior to the meeting, which will begin promptly at 1:00 p.m. Eastern Time.

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GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

HOW WILL THE VIRTUAL MEETING WORK?

We have designed the format of the Annual Meeting to provide our shareholders with the same rights and opportunities to participate as they would have at an in-person meeting.

During the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules and Procedures for Conduct of the Annual Meeting. On the day of and during the Annual Meeting, you can view our Rules and Procedures for Conduct of the Annual Meeting and submit any questions on the virtual meeting platform by using your unique link included in the email that you will receive one hour prior to the start of the Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on the Investor Relations page of our website at ir.carters.com. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources, and ensure all shareholder questions are able to be addressed, we will respond to no more than three questions from any single shareholder.

Prior to and during the Annual Meeting, we will have support available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. The technical support telephone number will be included in the access email you will receive one hour prior to the start of the Annual Meeting.

WHAT ARE MY VOTING RIGHTS?

Each share of common stock is entitled to one vote on each matter submitted to shareholders at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER “IN STREET NAME”?

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record for these shares. As the shareholder of record, you have the right to grant your voting proxy directly to the person(s) listed on your proxy card or vote in person (virtually) at the Annual Meeting.

If your shares are held in a brokerage account or through another nominee, such as a trustee, you are considered the beneficial owner of shares held “in street name.” These proxy materials are being forwarded to you together with a voting instruction card. As a beneficial owner, you have the right to direct your broker or other nominee how to vote, and you are also invited to attend the Annual Meeting. Because you are a beneficial owner and not the shareholder of record, you may not vote your shares in person (virtually) at the Annual Meeting unless you obtain a proxy from the broker or other nominee that holds your shares. Your broker or other nominee should have provided directions for you to instruct the broker or nominee on how to vote your shares.

WHAT IS A BROKER NON-VOTE?

If you are a beneficial owner whose shares are held “in street name” and you do not provide voting instructions to your broker, your shares will not be voted on any proposal as to which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Your broker only has discretionary authority to vote on Proposal Number Four. Therefore, your broker will not have discretion to vote on any other proposal unless you specifically instruct your broker how to vote your shares by returning your completed and signed voting instruction card.

2023 Proxy Statement	53

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

WHAT CONSTITUTES A QUORUM?

A quorum is the minimum number of shares required to be present to transact business at the Annual Meeting. Pursuant to the Company’s by-laws, the presence at the Annual Meeting, in person (not available at this virtual Annual Meeting), by proxy, or by remote communication of the holders of at least a majority of the shares entitled to be voted will constitute a quorum. Broker non-votes and abstentions will be counted as shares that are present at the meeting for purposes of determining a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

WHAT ARE MY CHOICES WHEN CASTING A VOTE WITH RESPECT TO THE ELECTION OF THE ELEVEN NOMINATED DIRECTORS, AND WHAT VOTE IS NEEDED TO ELECT THE DIRECTOR NOMINEES?

In voting on the election of the director nominees (“Proposal Number One”), shareholders may:

1.	vote for any of the nominees;

2.	vote against any of the nominees; or

3.	abstain from voting on any of the nominees.

Pursuant to our by-laws, a nominee must receive the vote of a majority of the shares present and entitled to vote, which means that the number of votes properly cast “for” a director nominee must exceed the aggregate of the number of votes cast “against” that nominee and shares as to which the holder “abstains” with respect to that nominee. Any nominee not receiving such majority, who is then serving as a director, must tender his or her resignation for consideration by the Board. Any nominee appointed to the Board, subject to shareholder approval, will not have been elected as a director at the Annual Meeting. Votes to abstain on Proposal Number One will have the practical effect of a vote “against” a director nominee. Broker non-votes will not be considered shares entitled to vote on the election of directors and thus will not affect the outcome of this vote.

WHAT ARE MY CHOICES WHEN CASTING AN ADVISORY VOTE ON APPROVAL OF COMPENSATION OF THE COMPANY’S NEOS, COMMONLY REFERRED TO AS THE “SAY-ON-PAY” VOTE, AND WHAT VOTE IS NEEDED TO APPROVE THIS PROPOSAL?

In voting on the compensation of the Company’s NEOs (“Proposal Number Two”), shareholders may:

1.	vote for the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement;

2.	vote against the approval of compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement; or

3.	abstain from voting on compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement.

Because Proposal Number Two asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation and Human Capital Committee will consider the outcome of the vote when evaluating our compensation programs and making future compensation decisions for our NEOs. Abstentions and broker non-votes, if any, will not have any effect on this advisory vote.

WHAT ARE MY CHOICES WHEN CASTING AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING THE SAY-ON-PAY VOTE IN THE FUTURE, (COMMONLY REFERRED TO AS THE “SAY-ON-FREQUENCY” VOTE), AND WHAT VOTE IS NEEDED TO APPROVE THIS PROPOSAL?

In voting on the frequency of holding the say-on-pay vote in the future (“Proposal Number Three”), shareholders may:

1.	vote, on an advisory basis, for the “say-on-pay” vote to be taken every year;

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GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

2.	vote, on an advisory basis, for the “say-on-pay” vote to be taken every two years;

3.	vote, on an advisory basis, for the “say-on-pay” vote to be taken every three years; or

4.	abstain from voting on the frequency of the “say-on-pay” vote.

Because Proposal Number Three asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation and Human Capital Committee will consider the outcome of the vote when determining the frequency of holding the say-on-pay vote in the future. Abstentions and broker non-votes, if any, will not have any effect on this advisory vote.

WHAT ARE MY CHOICES WHEN VOTING ON THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023, AND WHAT VOTE IS NEEDED TO APPROVE THIS PROPOSAL?

In voting on the ratification of PwC (“Proposal Number Four”), shareholders may:

1.	vote to ratify PwC’s appointment;

2.	vote against ratifying PwC’s appointment; or

3.	abstain from voting on ratifying PwC’s appointment.

The approval of Proposal Number Four requires the affirmative vote of a majority of the votes properly cast at our Annual Meeting. Abstentions are not considered votes cast and thus will not affect the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and, therefore, we do not expect broker non-votes with respect to this proposal.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends a vote:

FOR the election of the 11 nominated directors (Proposal Number One);

FOR the approval of the compensation of the Company’s NEOs, on an advisory basis, as described in this proxy statement (Proposal Number Two);

FOR holding the say on pay vote EVERY YEAR at the Annual Meeting of shareholders (Proposal Number Three); and

FOR the ratification of the appointment of PwC (Proposal Number Four).

HOW DO I VOTE?

You may hold Company shares in multiple accounts and therefore receive more than one set of the proxy materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the proxy materials.

Shares Held of Record. If you hold your shares in your own name as a holder of record with our transfer agent, American Stock Transfer and Trust Company, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Telephone	If you received a printed copy of the proxy materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)	You may also vote by attending the meeting virtually through www.proxydocs.com/CRI. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card.

2023 Proxy Statement	55

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person (virtually), you must register in advance at www.proxydocs.com/CRI. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is exercised in any of the following three methods:

•	by submitting written notice of revocation to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting;

•	by submitting another proxy by telephone, over the Internet, or by mail that is later dated and, if by mail, that is properly signed; or

•	by voting at the virtual Annual Meeting.

If you hold your shares through a broker or other nominee and would like to change your voting instructions, please review the directions provided to you by that broker or nominee.

MAY I VOTE CONFIDENTIALLY?

Yes. Our policy is to keep your individual votes confidential, except as appropriate to meet legal requirements, to allow for the tabulation and certification of votes, or to facilitate proxy solicitation.

WHO WILL COUNT THE VOTES?

A representative of Mediant, Inc. will count the votes and act as the inspector of election for the Annual Meeting.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

As of the date of this proxy statement, the Board knows of no matters other than those set forth herein that will be presented for determination at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting and call for a vote of shareholders, the Board intends proxies to be voted in accordance with the judgment of the proxy holders.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our current report on Form 8-K within four business days after the Annual Meeting.

WHAT IS “HOUSEHOLDING” OF THE ANNUAL MEETING MATERIALS?

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold shares registered directly in your name. You can notify the Company by sending a written request to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting or by calling us at (678) 399-4427.

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GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

HOW MAY I OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT?

A copy of our fiscal 2022 Annual Report on Form 10-K (the “Annual Report”) accompanies this proxy statement and is available at http://www.carters.com/annuals. Shareholders may also obtain a free copy of our Annual Report by sending a request in writing to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting or by calling us at (678) 399-4427.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR CONSIDERATION IN NEXT YEAR’S PROXY STATEMENT OR AT NEXT YEAR’S ANNUAL MEETING?

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2024 annual meeting of shareholders by submitting their proposals in writing to Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting in a timely manner.

If the proposal is to be included in next year’s proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), then the proposal must be submitted and received on or before December 8, 2023. If we hold our 2024 annual meeting of shareholders more than 30 days before or after May 17, 2024 (the one-year anniversary date of the 2023 Annual Meeting), we will disclose the new deadline by which shareholders’ proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders.

Our by-laws also establish an advance notice procedure for shareholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement or wish to nominate a director for consideration at an annual meeting of shareholders. Such proposals or nominations must be submitted and received no earlier than January 18, 2024, and no later than February 17, 2024 for our annual meeting of shareholders to be held in 2024. If we hold our 2024 annual meeting of shareholders more than 30 days before or after May 17, 2024 (the one-year anniversary date of the 2023 Annual Meeting), the notice of a shareholder proposal that is not intended to be included in our proxy statement or a nomination must be received not later than the close of business on the earlier of the following two dates:

•	the 10th day following the day on which notice of the meeting date is mailed, and

•	the 10th day following the day on which public disclosure of the meeting date is made.

In order for shareholders to give timely notice for nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as specified under the advance notice provisions of our by-laws, and the shareholder must otherwise comply with Rule 14a-19(b) of the Exchange Act.

WHAT DO YOU MEAN BY FISCAL YEARS IN THIS PROXY STATEMENT?

Our fiscal year ends on the Saturday, in December or January, nearest the last day of December, resulting in an additional week of results every five or six years. Fiscal 2022 (which ended on December 31, 2022) contained 52 weeks. Fiscal 2021 (which ended on January 1, 2022) contained 52 weeks, and fiscal 2020 (which ended on January 2, 2021) contained 53 weeks. Fiscal 2023 (which will end on December 30, 2023) and Fiscal 2024 (which will end on December 28, 2024) will each contain 52 weeks.

WHO CAN HELP ANSWER MY QUESTIONS?

If you have any questions about the Annual Meeting or how to submit or revoke your proxy, or to request an invitation to the Annual Meeting (which is being held virtually), contact Mr. Robinson at the Company’s address set forth in the 2023 Notice of Annual Meeting or by calling us at (678) 399-4427.

2023 Proxy Statement	57

Carter’s, Inc. P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/CRI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-649-0070 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/CRI Carter’s, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 20, 2023 TIME: Wednesday, May 17, 2023 1:00 PM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/CRI for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Michael D. Casey and Antonio D. Robinson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Carter’s, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Carter's, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of the 11 nominated directors;					
		FOR	AGAINST	ABSTAIN		
	1.01 Rochester (Rock) Anderson, Jr.	☐	☐	☐		FOR
	1.02 Jeffrey H. Black	☐	☐	☐		FOR
	1.03 Hali Borenstein	☐	☐	☐		FOR
	1.04 Luis Borgen	☐	☐	☐		FOR
	1.05 Michael D. Casey	☐	☐	☐		FOR
	1.06 Jevin S. Eagle	☐	☐	☐		FOR
	1.07 Mark P. Hipp	☐	☐	☐		FOR
	1.08 William J. Montgoris	☐	☐	☐		FOR
	1.09 Stacey S. Rauch	☐	☐	☐		FOR
	1.10 Gretchen W. Schar	☐	☐	☐		FOR
	1.11 Stephanie P. Stahl	☐	☐	☐		FOR
		FOR	AGAINST	ABSTAIN		
2.	Advisory approval of compensation for our named executive officers	☐	☐	☐		FOR
		1YR	2YR	3YR	ABSTAIN	
3.	An advisory vote on the frequency of holding the say-on-pay vote in the future	☐	☐	☐	☐	1 YEAR
		FOR	AGAINST	ABSTAIN		
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2023; and	☐	☐	☐		FOR
5.	Any other business that may properly come before the meeting.					

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________

Carter’s, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 4 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL 1. Election of the 11 nominated directors; 1.01 Rochester (Rock) Anderson, Jr. 1.02 Jeffrey H. Black 1.03 Hali Borenstein 1.04 Luis Borgen 1.05 Michael D. Casey 1.06 Jevin S. Eagle 1.07 Mark P. Hipp 1.08 William J. Montgoris 1.09 Stacey S. Rauch 1.10 Gretchen W. Schar 1.11 Stephanie P. Stahl YOUR VOTE FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 2. Advisory approval of compensation for our named executive officers 3. An advisory vote on the frequency of holding the say-on-pay vote in the future 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2023; and 5. Any other business that may properly come before the meeting. FOR AGAINST ABSTAIN 1YR 2YR 3YR ABSTAIN FOR AGAINST ABSTAIN FOR 1 YEAR FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/CRI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable)
Date Signature (if held jointly) Date